Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-135867, 333-135867-03, 333-135867-11

CALCULATION OF REGISTRATION FEE

	Aggregate	Amount of
Class of securities offered	offering price	registration fee(1)

Trust Certificates	$21,540,000.00	$846.52
Medium-Term Notes, Series D	—		(2)
Index Warrants, Series W-A	—		(2)

Total	$21,540,000.00	$846.52

(1)	The filing fees are calculated in accordance with Rules 457(i) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The registration fee of $846.52 due for this offering is offset against the $131,862.12 remaining of the fees most recently paid on May 28, 2008, of which $131,015.60 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

(2)	The Medium-Term Notes, Series D, and the Index Warrants, Series W-A, are issuable upon exchange of the Certificates for no additional consideration.

TRUST CERTIFICATES PROSPECTUS
Medium-Term Notes, Series D, Pricing Supplement No. 2008 — MTNDD314, Dated August 25, 2008
Index Warrants, Series W-A, Pricing Supplement No. 2008 — WADD314, Dated August 25, 2008

Safety First Trust Series 2008-3

Principal-Protected Trust Certificates
Linked to the Global Index Basket
Due September 12, 2013
     $10.00 per Certificate
Any Payments Due from Safety First Trust Series 2008-3
Guaranteed by Citigroup Funding Inc.
Any Payments Due from Citigroup Funding Inc.
Guaranteed by Citigroup Inc.

•	We will not make any periodic payments on the certificates.

•	The certificates will mature on September 12, 2013. You will receive at maturity for each certificate you hold an amount in cash equal to $10 plus a supplemental distribution amount, which may be positive or zero.

•	The supplemental distribution amount will be based on the percentage change of the value of the Global Index Basket comprised of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index, initially weighted approximately one-third each, during the term of the certificates. The percentage of the value of the Global Index Basket represented by each index will vary over the term of the certificates. The supplemental distribution amount for each certificate will equal the product of (a) $10, (b) the percentage change in the value of the Global Index Basket and (c) the participation rate, which is 85%, provided that the supplemental distribution amount will not be less than zero.

•	The certificates are preferred securities of Safety First Trust Series 2008-3. The assets of the trust will consist of Citigroup Funding’s equity index participation securities and equity index warrants.

•	The equity index participation securities will mature on September 12, 2013. At maturity, each security will pay an amount equal to $10 plus a security return amount, which could be positive, zero or negative. If the value of the Global Index Basket on the third index business day before maturity (which we refer to as the valuation date) is greater than the value on the date of this offering document and the date on which the certificates were priced for initial sale to the public (which we refer to as the pricing date), the security return amount for each security will equal the product of (a) $10, (b) the percentage increase in the Global Index Basket and (c) the participation rate, which is 85%. If the value of the Global Index Basket on the valuation date (which we refer to as the ending value) is less than or equal to the value on the pricing date (which we refer to as the starting value), the security return amount for each security will equal the product of (a) $10 and (b) the percentage decrease in the Global Index Basket. Because your participation in the depreciation of the Global Index Basket is not limited to the participation rate, if ending value is less than the starting value, you will participate fully in the depreciation of the Global Index Basket.

•	The equity index warrants will be automatically exercised on September 12, 2013. If the ending value of the Global Index Basket is greater than or equal to the starting value, the warrants will pay zero. If the ending value of the Global Index Basket is less than the starting value, the warrants will pay a positive amount equal to the product of (a) $10 and (b) the percentage decrease in the value of the Global Index Basket.

•	Exchange Right: You will have the right to exchange, at any time beginning on the date on which the certificates are issued and ending on the date that is one business day prior to the valuation date, each $10 principal amount of certificates you then hold for one equity index participation security with a $10 face amount and one equity index warrant with a $10 notional amount. The securities and warrants will be separately transferable by you after you exercise your exchange right. In order to exercise your exchange right, your brokerage account must be approved for options trading. You should consult with your financial advisor to determine whether your brokerage account would meet the options trading requirements. If you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

•	The certificates have been approved for listing on the American Stock Exchange under the symbol “AHB,” subject to official notice at issuance. We will not apply to list the securities and the warrants on any exchange.

Investing in the certificates, securities or warrants involves a number of risks. See “Risk Factors” beginning on page 12.

“Standard & Poor’s,” “S&P,” “S&P 500,” “Standard & Poor’s 500,” “S&P BRIC 40” and “Standard & Poor’s BRIC 40” are trademarks of The McGraw-Hill Companies, Inc. “Dow Jones” is a service mark of Dow Jones & Company, Inc. (“Dow Jones”). “STOXX,” “EURO STOXX,” and “EURO STOXX 50” are trademarks and/or service marks of STOXX Limited (“STOXX”). These trademarks and service marks have been licensed for use for certain purposes by Citigroup Funding Inc. or one of its affiliates. None of the certificates, the equity index participation securities or the equity index warrants have been passed on by Standard & Poor’s, the McGraw-Hill Companies, Dow Jones or STOXX. None of the certificates, the equity index participation securities or the equity index warrants are sponsored, endorsed, sold or promoted by Standard & Poor’s, The McGraw-Hill Companies, Dow Jones or STOXX and none of the above makes any warranties or bears any liability with respect to any of the certificates, the equity index participation securities or the equity index warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the certificates, the securities or the warrants or determined that this prospectus and pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per
	Certificate		Total

Public Offering Price	$10.000	*	$21,540,000.00
Underwriting Discount (to be paid by Citigroup Funding Inc.)	$0.325		$700,050.00
Proceeds to Safety First Trust Series 2008-3	$10.000		$21,540,000.00

*	$8.19 represents the purchase price of the equity index participation securities and $1.81 represents the purchase price of the equity index warrants.

Citigroup Global Markets Inc. expects to deliver the certificates to purchasers on or about August 28, 2008.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

August 25, 2008

SUMMARY INFORMATION — Q&A

This prospectus and pricing supplement, which we refer to as the offering document, constitutes a prospectus relating to the Principal-Protected Trust Certificates of Safety First Trust Series 2008-3, a medium-term note pricing supplement relating to the equity index participation securities of Citigroup Funding Inc. and an index warrant pricing supplement relating to the equity index warrants of Citigroup Funding Inc. Citigroup Funding Inc. and Citigroup Inc. have previously filed a registration statement (File Nos. 333-132370 & 333-132370-01) and prospectus supplements relating to the equity index participation securities and the equity index warrants.

The Certificates

What Is Safety First Trust Series 2008-3?

Safety First Trust Series 2008-3 is a Delaware statutory trust. Citigroup Funding will own all of the common securities of the trust.

The trust will not engage in any activities except:

•	issuing the certificates and the common securities, which we refer to as, collectively, the trust securities,

•	investing approximately 81.9% of the proceeds of the offering in equity index participation securities linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index issued by Citigroup Funding, which we refer to as the securities,

•	investing approximately 18.1% of the proceeds of the offering in equity index warrants linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index issued by Citigroup Funding, which we refer to as the warrants, and

•	activities incidental to the above.

The trust will not issue any securities except the trust securities, which are limited to 2,154,000 certificates and 100 common securities, each in denominations of $10.

The trust will be managed by trustees elected by Citigroup Funding, as the holder of the common securities. The holders of the certificates have no right to elect or remove trustees. Citigroup Funding will pay all costs, expenses, debts and liabilities of the trust, including fees and expenses related to the offering of the certificates, but not including payments under the certificates.

The address and telephone number of the trust are:

Safety First Trust Series 2008-3
c/o Citigroup Funding Inc.
399 Park Avenue
New York, New York 10043
(212) 559-1000

What Are the Certificates?

The certificates are preferred undivided interests in the trust. The certificates mature on September 12, 2013, but will be subject to acceleration to an earlier maturity date upon the occurrence of one of the acceleration events described below. If an acceleration event occurs or Citigroup Funding or Citigroup Inc. defaults on its guarantee, holders of the certificates will have a preference over holders of the common securities for payments.

The return on the certificates, if any, and the maturity payment are linked to the value of the Global Index Basket, which is based on the values of three equity indices during the period after the pricing date up to and including the valuation date: the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index, initially weighted approximately one-third each. The percentage of the value of the Global Index Basket represented by each index will vary over the term of the certificates. The certificates pay an amount at maturity that will depend on the amount by which (i) the ending value, the closing value of the Global Index Basket on the valuation date, exceeds (ii) the starting value, set to 100 on the pricing date, expressed as a percentage. If the ending value is less than or equal to the starting value, the payment you receive at maturity for each certificate you hold will equal $10, the amount of your original investment in the certificates. If the ending value is greater than the starting value, the payment you receive at maturity will be greater than the amount of your original investment in the certificates; however, as a result of the participation rate, the payment you receive at maturity will be less than the payment you would receive on an instrument directly linked to the Global Index Basket.

You will have the right to exchange, at any time beginning on the date on which the certificates are issued and ending on the date that is one business day prior to the valuation date, each certificate for a pro rata portion of the assets of the trust, which consist of the securities and the warrants. In order to exercise your exchange right, you will need to follow the procedures described in “Description of the Certificates — Exchange Right” in this offering document. In order to exercise your exchange right, your brokerage account must be approved for options trading. You should consult with your financial advisor to determine whether your brokerage account would meet the options trading requirements. If you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

Will I Receive Any Periodic Payments on the Certificates?

No. You will not receive any periodic payments of interest on the certificates or any other periodic payments on the certificates. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Global Index Basket.

What Will I Receive at Maturity of the Certificates?

The certificates will mature on September 12, 2013. At maturity, you will receive for each certificate you hold an amount in cash equal to the sum of $10 and a supplemental distribution amount, which may be positive or zero. The amount payable to you at maturity is dependent upon the closing value of the Global Index Basket on the valuation date, provided, however, that the payment you receive at maturity will not be less than the amount of your original investment in the certificates. The trust will make the maturity payment with respect to each certificate out of the payments it receives from Citigroup Funding on the securities and the warrants. The ability of the trust to make the maturity payment is entirely dependent on the receipt by the trust of payments under the securities and the warrants. You should refer to the section “Description of the Certificates — Payment at Maturity” in this offering document.

How Will the Supplemental Distribution Amount Be Calculated?

The supplemental distribution amount will be based on the amount by which the ending value of the Global Index Basket exceeds the starting value, expressed as a percentage, and on the participation rate. The supplemental distribution amount will equal the product of (a) $10, (b) the basket return (defined below) and (c) the participation rate, which is 85%. The supplemental distribution amount will not be less than zero.

The amount payable to you at maturity is dependent upon the performance of the Global Index Basket during the period after the pricing date up to and including the valuation date. If the ending value of the Global Index Basket is less than or equal to the starting value, the supplemental distribution amount will be zero and the payment at maturity will equal your original investment in the certificates. If the ending value of the Global Index Basket is greater than the starting value, the supplemental distribution amount will be positive and the payment at maturity will be greater than your original investment in the certificates. However, as a result of the participation rate, the certificates will provide less opportunity for appreciation than an investment in an instrument directly linked to the Global Index Basket. Although you will enjoy full principal protection if you hold either the certificates or both the securities and warrants at maturity, neither the securities nor the warrants are principal protected if held individually. Thus, if you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity and could receive substantially less than the amount of your original investment.

For more specific information about the “supplemental distribution amount” and the “basket return,” and for information on the effect of a market disruption event on the determination of the supplemental distribution amount and the basket return, please see “— How Is the Basket Return Defined?” in this section and “Description of the Certificates — Supplemental Distribution Amount” in this offering document.

How Is the Basket Return Defined?

The basket return, which is presented in this offering document as a percentage, will equal the following fraction:
Ending Value – Starting Value
Starting Value

The starting value of the Global Index Basket was set to 100 on the pricing date.

The ending value will be the closing value of the Global Index Basket on the valuation date.

The pricing date means the date of this offering document and the date on which the certificates were priced for initial sale to the public.

The valuation date will be the third index business day before the maturity date.

Are Payments on the Certificates Guaranteed?

The ability of the trust to make the maturity payment on the certificates is entirely dependent on the receipt by the trust of payments under the securities and the warrants, the sole assets of the trust. Citigroup Funding has fully and unconditionally guaranteed the trust’s payment obligations under the certificates so that, if for any reason the trust does not make payments to you on the certificates, then Citigroup Funding will make the payments directly to you to the extent that the trust has funds legally available. In addition, Citigroup Inc. has fully and unconditionally guaranteed all payments by Citigroup Funding to the same extent and in the same manner as Citigroup Funding has guaranteed the trust’s obligations under the certificates. We refer to Citigroup Funding’s and Citigroup Inc.’s guarantees under the certificates as the certificate guarantee. You should refer to the section “Description of the Certificate Guarantee” in this offering document for more information about the certificate guarantee.

Citigroup Inc. has also fully and unconditionally guaranteed Citigroup Funding’s payment obligations under each of the securities and the warrants. However, your investment in the securities and the warrants will be principal protected only if you exercise your exchange right and hold the securities and the warrants together until maturity.

Where Can I Find Examples of Hypothetical Maturity Payments?

For a table setting forth hypothetical maturity payments, see “Description of the Certificates — Maturity Payment — Hypothetical Examples” in this offering document.

What Will I Receive if I Exercise My Exchange Right?

If you exercise your exchange right, you will receive a pro rata portion of the assets of the trust, which consist of the securities and the warrants. As a result, you will receive, for each $10 principal amount of certificates you then hold, one security with a $10 face amount and one warrant with a $10 notional amount. If you hold the securities and warrants together until maturity, you will receive the same maturity payment you would have received under the certificates. However, if you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity. In this case, the payment you receive at maturity may be different from the maturity payment on the certificates and could be substantially less than the amount of your original investment in the certificates. In order to exercise your exchange right, you will need to follow the procedures described in “Description of the Certificates — Exchange Right” in this offering document.

What Happens If I Exercise My Exchange Right?

If you exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity and your investment will be subject to additional risks. For more information on these additional risks, you should refer to “Risk Factors — Risks Relating to the Securities” and “— Risks Relating to the Warrants.” In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

If you do not exercise your exchange right, any gain that you recognize at maturity or on other disposition of the certificates will be short-term capital gain. You cannot recognize long-term capital gain from your investment in the certificates unless you exercise your exchange right, then dispose of either the securities or the warrants, and then hold the remaining instrument for more than one year after that disposition. For example, if the value of the Global Index Basket increases, you will recognize long-term capital gain only if you exercise your exchange right, dispose of the warrants, and hold the securities for more than one year after disposing of the warrants. As discussed above, however, if you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

What Happens if an Acceleration Event Occurs?

If one of the acceleration events described below occurs, the trust will be liquidated. You will receive for each certificate the accelerated maturity payment. The accelerated maturity payment per certificate will be calculated in the same manner as the maturity payment and as though the date on which the acceleration event occurred were the maturity date.

You will receive payment before holders of the common securities if an acceleration event occurs or Citigroup Funding or Citigroup Inc. defaults on any of its obligations under its guarantee.

Any of the following will constitute an acceleration event:

•	the occurrence of certain adverse tax consequences to the trust,

•	the classification of the trust as an “investment company” under the Investment Company Act, or

•	the initiation of bankruptcy proceedings regarding Citigroup Funding or Citigroup Inc.

What Are My Voting Rights?

You will have limited voting rights with respect to the trust and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Citigroup Funding, as the holder of the common securities. You will, however, have the right to direct U.S. Bank National Association, as institutional trustee of the trust and as holder of the securities and the warrants, to exercise its rights as trustee, including exercising its rights in respect of the securities and the warrants.

You will have no voting rights and no ownership interest in any stocks included in the indices comprising the Global Index Basket.

Who Determines the Value of the Global Index Basket and What Does It Measure?

Citigroup Global Markets Inc., as calculation agent, will determine the value of the Global Index Basket as described in the section “Description of the Global Index Basket” in this offering document. The Global Index Basket will represent the returns of three equity indices from the pricing date through the valuation date: the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index. The three indices included in the Global Index Basket will initially be weighted approximately one-third each, as set forth below, based on the value of each index on the pricing date, as determined by the calculation agent, to achieve a starting value of 100 for the Global Index Basket on that date:

Underlying Index	Percentage of Basket	Initial Index Value	Basket Composition Ratio

S&P 500® Index	33.4%	1,266.84	0.026365
Dow Jones EURO STOXX 50® Index	33.3%	3,280.41	0.010151
S&P BRIC 40® Index	33.3%	2,480.65	0.013424

The value of the Global Index Basket on any index business day, including the valuation date, will equal the sum of the products of each index’s closing level and that index’s basket composition ratio. The value of the Global Index Basket will be published by the New York Stock Exchange under the symbol “CGAHB.” However, for purposes of calculating amounts due to holders of the certificates, the securities and the warrants, the value of the Global Index Basket will be determined as described under “Description of the Global Index Basket” below.

Please note that an investment in the certificates does not entitle you to any dividends, voting rights or any other ownership or other interest in respect of the stocks included in the indices comprising the Global Index Basket.

What Is the S&P 500® Index and What Does It Measure?

Unless otherwise stated, all information on the S&P 500® Index provided in this offering document is derived from Standard & Poor’s, which we refer to as S&P, or other publicly available sources. The S&P 500® Index is published by S&P and is intended to provide an indication of the pattern of common stock price movements. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of June 30, 2008, the common stocks of 422 of the 500 companies included in the S&P 500® Index were listed on the New York Stock Exchange. As of June 30, 2008, the aggregate market value of the 500 companies included in the S&P 500® Index represented approximately 73% of the U.S. equities market. For further information on the S&P 500® Index, including its makeup, method of calculation and changes in its components, see “Description of the S&P 500® Index” in this offering document.

Please note that an investment in the certificates does not entitle you to any dividends, voting rights or any other ownership or other interest in respect of the stocks of the companies included in the S&P 500® Index.

How Has the S&P 500® Index Performed Historically?

We have provided a table showing the closing values of the S&P 500® Index on the last index business day of each month from January 2003 to July 2008 and a graph showing the closing values of the S&P 500® Index on each index business day from January 2, 2003 to August 25, 2008. You can find the table and the graph in the section “Description of S&P 500® Index — Historical Data on the S&P 500® Index” in this offering document. We have provided this historical information to help you evaluate the behavior of the underlying index in recent years. However, past performance is not indicative of how the underlying index will perform in the future. You should also refer to the section “Risk Factors — The Historical Performance of the Underlying Index Is Not an Indication of the Future Performance of the Underlying Index” in this offering document.

Who Publishes the Dow Jones EURO STOXX 50® Index and What Does It Measure?

STOXX Limited (“STOXX”), a joint venture between Deutsche Börse AG, Dow Jones & Company and the SWX Group, publishes the Dow Jones EURO STOXX 50® Index, a free-float capitalization-weighted index designed to provide a blue chip representation of 50 market sector leaders in the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain). Publication of the Dow Jones EURO STOXX 50® Index began on February 28, 1998, based on an initial value of 1,000 on December 31, 1991.

Please note that an investment in the certificates does not entitle you to any dividends, voting rights or any other ownership or other interest in respect of the stocks included in the indices comprising the Dow Jones EURO STOXX 50® Index.

How Has the Dow Jones EURO STOXX 50® Index Performed Historically?

We have provided a table showing the closing values of the Dow Jones EURO STOXX 50® Index on the last index business day of each month from January 2003 to July 2008 and a graph showing the closing values of the Dow Jones EURO STOXX 50® Index on each index business day from January 2, 2003 to August 25, 2008. You can find the table and the graph in the section “Description of the Dow Jones EURO STOXX 50® Index — Historical Data on the Dow Jones EURO STOXX 50® Index” in this offering document. We have provided this historical information to help you evaluate the behavior of the Dow Jones EURO STOXX 50® Index in recent years. However, past performance is not indicative of how the Dow Jones EURO STOXX 50® Index will perform in the future.

Who Publishes the S&P BRIC 40® Index and What Does It Measure?

The S&P BRIC 40® Index is a basket of 40 leading securities, representing the largest and most liquid companies in Brazil, Russia, India and China (BRIC). All constituent companies are members of the S&P/IFC Investible index series that meet minimum market capitalization and liquidity requirements. The index uses a modified market capitalization weighting scheme, with modifications being made to market cap weights, if required, to reflect available float, reduce single stock concentration and enhance index basket liquidity. All stocks in the S&P BRIC 40® Index must trade in developed market exchanges (Hong Kong Stock Exchange, London Stock Exchange, NASDAQ and NYSE). For further information on the S&P BRIC 40® Index, including its makeup, method of calculation and changes in its components, see “Description of the S&P BRIC 40® Index” in this pricing supplement.

Please note that an investment in the certificates does not entitle you to any dividends, voting rights or any other ownership or other interest in respect of the stocks included in the S&P BRIC 40® Index.

How Has the S&P BRIC 40® Index Performed Historically?

We have provided a table showing the closing values of the S&P BRIC 40® Index on the last index business day of each month from January 2003 to July 2008 and a graph showing the closing values of the S&P BRIC 40® Index on each index business day from January 2, 2003 to August 25, 2008. You can find the table and the graph in the section “Description of the S&P BRIC 40® Index — Historical Data on the S&P BRIC 40® Index” in this offering document. We have provided this historical information to help you evaluate the behavior of the S&P BRIC 40® Index in recent years. However, past performance is not indicative of how the S&P BRIC 40® Index will perform in the future.

What Are the Tax Consequences of Investing in the Certificates?

For U.S. federal income tax purposes, the trust will be treated as a grantor trust. Accordingly, you will be treated as owning a pro rata portion of the assets of the trust and receiving income received by the trust in the manner set forth below.

For U.S. federal income tax purposes, you and the trust agree to treat (i) the security and the warrant as two separate financial instruments; (ii) each security as a cash-settled variable prepaid forward contract with respect to the underlying basket under which at the time of issuance of the certificates, you pay Citigroup Funding, with respect to the security, the issue price in consideration for Citigroup Funding’s obligation to deliver to you at maturity of the security a cash amount equal to $10 plus a security return amount (which may be positive, zero, or negative) based upon the performance of the underlying basket, in full satisfaction of its obligation under such forward contract; and (iii) each warrant as a cash-settled put option with respect to the underlying basket under which at the time of issuance of the certificates, with respect to the warrant, you pay Citigroup Funding the option premium in consideration for the right to sell to Citigroup Funding at expiration of the warrant, for a cash amount equal to $10, a notional position in the underlying basket with an initial value of $10.

Under this characterization, if you are a U.S. taxable investor, your tax treatment may differ significantly depending on whether you hold the certificates or a security and a warrant separately. If you hold the certificates and the “mixed straddle” election applies, you generally will recognize short-term capital gain (if any) on maturity or disposition of the certificates equal to the difference between the amount realized and your adjusted tax basis in the certificates. If you exchange your certificates for securities and warrants and dispose of one but not the other, you will have long-term capital gain or loss at maturity or on disposition of the securities or the warrants if you have held only the securities or only the warrants, as the case may be, for more than one year after the disposition of the other instrument. You should be aware, however, that if you hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity. Under the straddle rules, if the “identified straddle” election applies, losses realized on the disposition of the securities or the warrants, as the case may be, may be required to be capitalized into the basis of any warrants or securities, as applicable, that you retain.

No statutory, judicial or administrative authority addresses the characterization of the certificates or instruments similar to the certificates for U.S. federal income tax purposes. As a result, significant aspects of the

U.S. federal income tax consequences of an investment in the certificates are not certain. Due to the absence of authority as to the proper characterization of the certificates, no assurance can be given that the Internal Revenue Service will accept, or that a court will uphold, the characterization and tax treatment described above. Alternative treatment of the certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income. Finally, the IRS and U.S. Treasury Department have recently requested public comments on a comprehensive set of tax policy issues (including timing and character) related to financial instruments similar to the certificates and the securities. In addition, legislation has recently been introduced for consideration in the United States Congress that, if enacted into law, could require current accrual of interest income on prepaid derivative contracts with a term of more than one year (which would include financial instruments similar to the securities and may include financial instruments similar to the certificates) acquired after the date of the legislation’s enactment. You should refer to the section “Certain United States Federal Income Tax Considerations” in this offering document for more information.

Will the Certificates Be Listed on a Stock Exchange?

The certificates have been approved for listing on the American Stock Exchange under the symbol “AHB,” subject to official notice of issuance. You should be aware that the listing of the certificates on the American Stock Exchange does not guarantee that a liquid trading market will be available for the certificates.

Can You Tell Me More About Citigroup Inc. and Citigroup Funding?

Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup Funding is a wholly-owned subsidiary of Citigroup Inc. whose business activities consist primarily of providing funds to Citigroup Inc. and its subsidiaries for general corporate purposes.

What Is the Role of Citigroup Funding’s and Citigroup Inc.’s Affiliate, Citigroup Global Markets Inc.?

Citigroup Funding’s and Citigroup Inc.’s affiliate, Citigroup Global Markets Inc., is the underwriter for the offering and sale of the certificates and is expected to receive compensation for activities and services provided in connection with the offering. Citigroup Global Markets will receive an underwriting discount of $0.325 from Citigroup Funding for each $10.000 certificate sold in this offering. Certain dealers, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, broker-dealers affiliated with Citigroup Global Markets, will receive $0.300 from this underwriting discount for each certificate they sell. Financial Advisors employed by Smith Barney, a division of Citigroup Global Markets, will receive a fixed sales commission of $0.300 from this underwriting discount for each certificate they sell. Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the certificates declines. You should refer to “Risk Factors — Risks Generally Relating to the Certificates, Securities and Warrants — Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” and “Underwriting” in this offering document for more information.

After the initial offering, Citigroup Global Markets and/or other broker-dealer affiliates of Citigroup Funding intend to buy and sell certificates to create a secondary market for holders of the certificates, and may engage in other activities described below in the section “Underwriting.” However, neither Citigroup Global Markets nor any of these affiliates will be obligated to engage in any market-making activities, or continue them once it has started. Citigroup Global Markets will also act as calculation agent for the certificates. Potential conflicts of interest may exist between Citigroup Global Markets and you as a holder of the certificates. You should refer to “Risk Factors — Risks Generally Relating to the Certificates, Securities and Warrants — Citigroup Global Markets, an Affiliate of Citigroup Funding and Citigroup Inc. Is the Calculation Agent, Which Could Result in a Conflict of Interest” in this offering document for more information.

Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?

Citigroup Funding expects to hedge its obligations under the securities and warrants held by the trust through it or one or more of its affiliates. This hedging activity likely will involve trading in one or more of the stocks included in the indices comprising the Global Index Basket or in other instruments, such as options, swaps or futures, based upon the Global Index Basket, the indices comprising the Global Index Basket or the stocks included in the indices. This hedging activity could affect the value of the Global Index Basket, the securities and the warrants and therefore the market value of the certificates. The costs of maintaining or adjusting this hedging activity could also affect the price at which Citigroup Funding’s affiliate Citigroup Global Markets may be willing to purchase your certificates in the secondary market. Moreover, this hedging activity may result in Citigroup Funding or its affiliates receiving a profit, even if the market value of the certificates declines. You should refer to “Risk Factors — Risks Generally Relating to the Certificates, Securities and Warrants — Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest,” “— The Price at Which You Will Be Able to Sell Your Certificates Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest” and “Use of Proceeds and Hedging” in this offering document.

Does ERISA Impose Any Limitations on Purchases of the Certificates?

Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or substantially similar federal, state or local laws, including individual retirement accounts, (which we call “Plans”) will be permitted to purchase and hold the certificates, provided that each such Plan shall by its purchase be deemed to represent and warrant either that (A) (i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan’s assets used to purchase the certificates or renders investment advice with respect to those assets and (ii) the Plan is paying no more than adequate consideration for the certificates or (B) its acquisition and holding of the certificates is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the certificates if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the certificates by the account, plan or annuity. Please refer to the section “ERISA Matters” in this offering document for further information.

Are There Any Risks Associated With My Investment?

Yes. The certificates are subject to a number of risks. Please refer to the section “Risk Factors” in this offering document.

The Securities and the Warrants

The sole assets of the trust are expected to be equity index participation securities and equity index warrants, both linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index. The trust will purchase all of the securities and the warrants from Citigroup Funding on the date the certificates are issued. Payments received under the securities and the warrants will fund the payment obligations under the certificates at maturity. Any payments due on each of the securities and the warrants are fully and unconditionally guaranteed by Citigroup Inc., which guarantees will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

What Are the Equity Index Participation Securities?

The equity index participation securities linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index, or the securities, are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. The securities will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding and, as a result of the guarantee, any payments due under the securities will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. The securities mature on September 12, 2013, the date on which the certificates would have matured had you not exercised your exchange right, which we refer to as the maturity of the certificates.

The securities will be issued under an indenture among Citigroup Funding, Citigroup Inc. and The Bank of New York Mellon, formerly known as The Bank of New York, as successor trustee.

Each security will have a face amount of $10 and initially will be issued by Citigroup Funding at a price of $8.19. At maturity, each security will pay a security payment equal to the sum of $10 and a security return amount, which could be positive, zero or negative. The security return amount will be calculated as follows:

•	If the basket return is positive or zero, the security return amount will equal the product of (a) $10, (b) the basket return and (c) the participation rate, which is 85%.

•	If the basket return is negative, the security return amount will equal the product of (a) $10 and (b) the basket return. Because your participation in the depreciation of the Global Index Basket is not limited to the participation rate, if the ending value is less than the starting value, you will participate fully in the depreciation of the Global Index Basket.

As a result, if you choose to exercise your exchange right, dispose of the warrants and hold only the securities, you will lose the benefit of principal protection at maturity and the amount you receive at maturity could be less than $10.

The security return amount will be used only for the purpose of determining the security payment and is different from the supplemental distribution amount used in determining the maturity payment on the certificates.

For more specific information about the “security return amount” and the “basket return,” and for information on the effect of a market disruption event on the determination of the security return amount and the basket return, please see “Description of the Equity Index Participation Securities — Security Return Amount” and the definitions of basket return and market disruption event in “Description of the Certificates — Supplemental Distribution Amount” in this offering document.

What Are the Equity Index Warrants?

The equity index warrants linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index, or the warrants, are a series of index warrants issued by Citigroup Funding. Any payments due on the warrants are fully and unconditionally guaranteed by Citigroup Inc. The warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding and, as a result of the guarantee, any payments due under the warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. The warrants will be issued under a warrant agreement among Citigroup Funding, Citigroup Inc. and U.S. Bank National Association, as warrant agent.

Each warrant will have a notional amount of $10 and will be initially issued by Citigroup Funding at a price of $1.81. The warrants will be automatically exercised on September 12, 2013, the maturity of the certificates, and are not exercisable prior to that time. Upon exercise, each warrant will pay a warrant payment equal to the product of (a) $10 and (b) the warrant basket return, provided that the warrant payment will not be less than zero. As a result, if you choose to exercise your exchange right, dispose of the securities and hold only the warrants, you will lose the benefit of principal protection at maturity.

The warrant basket return, which is presented in this offering document as a percentage, will equal the following fraction:
Starting Value – Ending Value
Starting Value

The warrant basket return will be used only for the purpose of determining the warrant payment and is different from the basket return used in determining the maturity payment on the certificates and the security payment.

For more specific information about the “starting value” and the “ending value,” and for information about the effect of a market disruption event on the determination of the basket return, please see “Description of the Equity Index Warrants — Payment Upon Exercise of the Warrants” and the definition of market disruption event in “Description of the Certificates — Supplemental Distribution Amount” in this offering document.

Will the Securities or the Warrants Be Listed on a Stock Exchange?

Neither the securities nor the warrants will be listed on any exchange. There is currently no secondary market for the securities or the warrants. Citigroup Global Markets currently intends, but is not obligated, to make a market in the securities or the warrants. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the securities or the warrants.

If I Exercise My Exchange Rights, Will I Receive Any Periodic Payments on the Securities or the Warrants?

You will not receive any periodic payments of interest or any other periodic payments on the securities or the warrants. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Global Index Basket.

RISK FACTORS

Because the terms of the certificates, the securities and the warrants differ from those of conventional debt securities in that the payment at maturity of the certificates and the securities, and upon exercise of the warrants, will be based on the closing value of the Global Index Basket on the third index business day before the maturity date, an investment in the certificates, the securities and the warrants entails significant risks not associated with similar investments in conventional debt securities, including, among other things, fluctuations in the value of the Global Index Basket and other events that are difficult to predict and beyond our control.

Risks Relating to the Certificates

If you choose to exercise your exchange right and hold only the securities or only the warrants until maturity, you will be subject to separate risks applicable to the securities or the warrants, as the case may be. You should refer to “— Risks Relating to the Securities” and “— Risks Relating to the Warrants” for a discussion of risks applicable to each of the securities and the warrants. You should also refer to “— Risks Generally Relating to the Certificates, Securities and Warrants” for a discussion of additional risks generally applicable to the certificates, the securities and the warrants.

The Appreciation of Your Investment in the Certificates Will Be Limited and May Be Zero

The amount of the maturity payment will depend on the ending value, which will be the closing value of the Global Index Basket on the valuation date. If the ending value is greater than the starting value, your participation in the appreciation of the Global Index Basket will be limited to the participation rate, 85% of the basket return. In addition, if the ending value is equal to or less than the starting value, the payment you receive at maturity will be limited to the amount of your initial investment in the certificates, even if the closing value of the Global Index Basket is greater than the starting value at one or more times during the term of the certificates or if the closing value of the Global Index Basket at maturity exceeds the starting value, but the closing value of the Global Index Basket on the valuation date is equal to or less than the starting value. Because of the possibility of limited or zero appreciation of your initial investment, the certificates may provide less opportunity for appreciation than an investment in a similar security that would allow you to participate fully in the appreciation of the Global Index Basket or in some or all of the stocks included in the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index.

You Will Not Receive Any Periodic Payments on the Certificates

You will not receive any periodic payments of interest or any other periodic payments on the certificates. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Global Index Basket.

The Yield on the Certificates May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity

The certificates do not pay any interest. As a result, if the basket return is less than approximately 38.90%, the yield on the certificates will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding of comparable maturity.

Your Return on the Certificates Will Not Reflect the Return You Would Realize if You Actually Owned the Stocks Included in the Indices Comprising the Global Index Basket

Your return on the certificates will not reflect the return you would realize if you actually owned the stocks included in the indices comprising the Global Index Basket. Values of the indices comprising the basket are calculated by reference to the prices of the stocks included in these indices without taking into consideration the value of any dividends paid on those stocks. As a result, the return on the certificates may be less than the return you could have realized if the dividends paid on those stocks were included in the calculation of these indices. In addition, your participation in the appreciation of the Global Index Basket will be limited to the participation rate of 85% of the basket return.

You Will Have Limited Voting Rights with Respect to the Trust and the Trustees

You will have limited voting rights with respect to the trust and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Citigroup Funding, as the holder of the common securities of the trust. You should refer to the section “Description of the Certificates — Voting Rights” in this offering document.

You May Not Be Able to Sell Your Certificates if an Active Trading Market Does Not Develop

There is currently no secondary market for the certificates. The certificates have been approved for listing on the American Stock Exchange under the symbol “AHB,” subject to official notice of issuance. Even though the certificates will be listed, the secondary market may not be liquid and may not continue for the term of the certificates. If the secondary market for the certificates is limited, there may be few buyers should you choose to sell your certificates prior to maturity. Although Citigroup Global Markets intends to make a market in the certificates, it is not obligated to do so.

The United States Federal Income Tax Consequences of the Certificates Are Uncertain

No statutory, judicial or administrative authority addresses the characterization of the certificates or instruments similar to the certificates for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the certificates are not certain. No ruling is being requested from the Internal Revenue Service with respect to the certificates and the Internal Revenue Service may not agree with the treatment described under “Certain United States Federal Income Tax Considerations” in this offering document. Alternative treatments of the certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income. The tax rules applicable to the certificates are complex and several aspects of tax treatment of the certificates may be affected by certain tax elections that may apply. You should consult your own tax advisors in determining the tax consequences to you of purchasing, owning and disposing of the certificates, securities and warrants, including the application in your particular circumstances of the tax considerations discussed in the section “Certain United States Federal Income Tax Considerations” in this offering document, as well as the application of state, local or other tax laws, the applicability of and advisability of making certain tax elections, and possible effects of changes in federal or other tax laws.

Unless a “Mixed Straddle” Election Applies, You May Be Required To Recognize Gain on Warrants Annually, Even Though You Will Not Receive Any Cash Distributions Before Maturity

Under the treatment of the assets of the trust that you and the trust will agree to, if you are a U.S. taxable investor and you hold the securities and the warrants together in the form of the certificates, you may be required to treat the warrants as “section 1256 contracts.” In that case, unless a mixed straddle election applies with respect to the warrants, you would generally recognize gain, if any, on the warrants annually as if you sold the warrants at the close of the taxable year at fair market value, even though you will receive no distributions until maturity. Any gain on the warrants generally will be 60% long-term capital gain and 40% short-term capital gain. Making a “mixed straddle” election would permit you to elect out of the annual gain recognition regime that otherwise may apply to the warrants. The trust will make a mixed straddle election on behalf of all holders of the certificates. It is unclear, however, whether the election made by the trust on behalf of a holder will be effective. You are urged to make a separate mixed straddle election by complying with the identification requirements described in the section “Certain United States Federal Income Tax Considerations” and by filing IRS Form 6781 (attached to this offering document as Exhibit A).

The Trading Price of the Certificates May Be Less Than You Would Otherwise Expect Because the Maturity of the Certificates Can Be Accelerated

If an acceleration event occurs, the maturity of the certificates will be accelerated and you will receive with respect to each certificate the accelerated maturity payment. Because the amount that would be payable on the accelerated maturity date is uncertain, since it would depend on when an acceleration event occurs, the market value of the certificates may be less than what you would otherwise expect based on the value of the Global Index Basket and the level of interest rates at a particular time.

The Payments You Receive on the Certificates Likely Will Be Delayed or Reduced in the Event of a Bankruptcy of Citigroup Funding or Citigroup Inc.

Although the certificates are securities of the trust, the ability of the trust to make payments under the certificates depends on its receipt from Citigroup Funding of the maturity payments or accelerated maturity payments under the securities and the warrants. The ability of the trust to meet its obligations under the certificates therefore depends on the ability of Citigroup Funding to meet its obligations under the securities and the warrants, which, in turn, depends on the solvency and creditworthiness of Citigroup Funding. Although Citigroup Inc. has provided a full and unconditional guarantee of Citigroup Funding’s payment obligations under each of the securities and the warrants and, in the event of a bankruptcy of Citigroup Funding, would be required to make any payments due from Citigroup Funding under the securities or the warrants, there can be no assurance of Citigroup Inc.’s continued solvency. As such, in the event of a bankruptcy of Citigroup Funding or Citigroup Inc., any recovery by the holders of certificates likely will be substantially delayed and may be less than each holder’s pro rata portion of the securities and the warrants.

Risks Relating to the Securities

If you choose to exercise your exchange right, dispose of the warrants and hold only the securities, your investment in the securities may entail the specific risks discussed below. You should also refer to “— Risks Generally Relating to the Certificates, Securities and Warrants” for a discussion of additional risks that generally may be applicable to the certificates, securities and warrants. In order to exercise your exchange right, your brokerage account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

Your Investment in the Securities May Result in a Loss if the Value of the Global Index Basket Declines

The amount payable at maturity of the securities will depend on the closing value of the Global Index Basket on the third index business day before maturity of the certificates. As a result, the amount of your security payment may be less than the initial issue price of the securities. If the ending value of the Global Index Basket declines by approximately 18.10% or more from the starting value, the security payment will be less than $8.19, the initial issue price of each security, and could be zero, in which case your investment in the securities will result in a loss. This will be true even if the value of the Global Index Basket at any point during the term of the securities exceeds the starting value of the Global Index Basket.

The Appreciation of Your Investment in the Securities Will Be Limited

If the ending value of the Global Index Basket is greater than the starting value, your participation in the appreciation of the Global Index Basket will be limited to the participation rate, 85% of the basket return. Because of the participation rate, the securities may provide less opportunity for appreciation than an investment in a similar security that would permit you to participate fully in the appreciation of the Global Index Basket or an investment in some or all of the stocks underlying the Global Index Basket.

You Will Participate Fully in Any Depreciation in the Value of the Global Index Basket

If the ending value is greater than the starting value, your participation in the appreciation of the Global Index Basket will be limited to the participation rate, 85% of the basket return. However, because your participation in the depreciation of the Global Index Basket is not limited to the participation rate, if the ending value is less than the starting value, you will participate fully in the depreciation of the value of the Global Index Basket.

The Yield on the Securities May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity

The securities do not pay any interest. As a result, if the basket return is less than approximately 10.56%, the yield on the securities will be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Citigroup Funding of comparable maturity.

You Will Not Receive Any Periodic Payments on the Securities

You will not receive any periodic payments of interest or any other periodic payments on the securities. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Global Index Basket.

Your Return on the Securities Will Not Reflect the Return You Would Realize if You Actually Owned the Stocks Included in the Indices Comprising the Global Index Basket

Your return on the securities will not reflect the return you would realize if you actually owned the stocks included in the indices comprising the Global Index Basket. Values of the indices comprising the basket are calculated by reference to the prices of the stocks underlying these indices without taking into consideration the value of any dividends paid on those stocks, and, for non-U.S. indices, without taking into consideration changes in the relevant exchange rate in relation to the U.S. dollar. As a result, the return on the securities may be less than the return you could have realized if the dividends paid on those stocks were included in the calculation of these indices. In addition, as described above, your participation in the appreciation of the Global Index Basket will be limited to the participation rate of 85% of the basket return.

The Securities Will Not Be Listed on Any Exchange; You May Not Be Able To Sell Your Securities if an Active Trading Market Does Not Develop

The securities will not be listed on any exchange. There is currently no secondary market for the securities. Citigroup Global Markets currently intends, but is not obligated, to make a market in the securities. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the securities. If the secondary market for the securities is limited, there may be few buyers should you choose to sell your securities prior to maturity and this may reduce the price you receive.

Risks Relating to the Warrants

If you choose to exercise your exchange right, dispose of the securities and hold only the warrants, your investment in the warrants may entail the specific risks discussed below. You should also refer to “— Risks Generally Relating to the Certificates, Securities and Warrants” for a discussion of additional risks that generally may be applicable to the certificates, securities and warrants. In order to exercise your exchange right, your brokerage account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

The Warrants Will Expire Worthless Unless the Value of the Global Index Basket Declines

The amount payable upon exercise of the warrants will depend on the closing value of the Global Index Basket on the third index business day before maturity of the certificates. If the ending value of the Global Index Basket is greater than or equal to the starting value, the warrant payment will be zero. If the ending value of the Global Index Basket does not decrease by approximately 18.10% or more from the starting value, the warrant payment will be less than $1.81, the initial issue price of each warrant, in which case your investment in the warrants will result in a loss. This will be true even if the value of the Global Index Basket at any point during the term of the warrants declines by approximately 18.10% or more from the starting value of the Global Index Basket.

The Warrants Are a Risky Investment and Are Not Suitable for All Investors

If you choose to exercise your exchange right, dispose of the securities and hold only the warrants, the warrants will be a risky investment and will not be suitable for all investors. Equity index warrants may change substantially in value, or lose all of their value, with relatively small movements in the value of the Global Index Basket. Accordingly, equity index warrants, such as the warrants offered by this offering document, involve a high degree of risk and are not appropriate for every investor. Investors who are considering investing in the warrants, or exchanging their certificates for warrants, must be able to understand and bear the risk of a speculative investment in the warrants, be experienced with respect to options and option transactions and understand the risks of transactions in equity-indexed instruments. Investors should reach an investment decision only after careful consideration, with their advisors, of the suitability of the warrants in light of their particular financial circumstances and the information set forth in this offering document.

You May Not Exercise the Warrants Until They Are Automatically Exercised

The warrants will be automatically exercised on the maturity of the certificates and are not exercisable prior to that date. Thus, even if the value of the Global Index Basket declines significantly from the starting value at any point during the term of the warrants, you will not be able to exercise your warrants at that point. Accordingly, the return on your investment in the warrants will depend solely on the closing value of the Global Index Basket on the third index business day before maturity of the certificates.

You Will Not Receive Any Periodic Payments on the Warrants

You will not receive any periodic payments of interest or any other periodic payments on the warrants. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Global Index Basket.

The Warrants Will Not Be Listed on Any Exchange; You May Not Be Able To Sell Your Warrants if an Active Trading Market Does Not Develop

The warrants will not be listed on any exchange. There is currently no secondary market for the warrants. Citigroup Global Markets currently intends, but is not obligated, to make a market in the warrants. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the warrants. If the secondary market for the warrants is limited, there may be few buyers should you choose to sell your warrants prior to maturity and this may reduce the price you receive.

The Price of the Warrants May Exceed That of Similar Options

The initial issue price of the warrants may be in excess of the price that a commercial purchaser of options on the Global Index Basket, the indices comprising the Global Index Basket or the underlying stocks might pay for a comparable option in a private transaction.

Risks Generally Relating to the Certificates, Securities and Warrants

The Historical Performance of the Indices Comprising the Global Index Basket Is Not an Indication of the Future Performance of these Indices or the Global Index Basket

The historical performance of each of the indices comprising the Global Index Basket, which is included in this offering document, should not be taken as an indication of the future performance of these indices or the Global Index Basket during the term of the certificates, securities and warrants. Changes in the value of any of these indices and thus the Global Index Basket will affect the trading price of the certificates, securities and warrants, but it is impossible to predict whether the value of these indices will fall or rise.

The Price at Which You Will Be Able To Sell Your Certificates, Securities and Warrants Prior to Maturity Will Depend on a Number of Factors and May be Substantially Less Than the Amount You Originally Invest

We believe that the value of your certificates, securities and warrants in the secondary market will be affected by the supply of and demand for each of them, the value of the Global Index Basket and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the certificates, securities and warrants of a change in a specific factor, assuming all other conditions remain constant.

Value of the Global Index Basket.  We expect that the market value of the certificates, securities and warrants will depend substantially on the relationship between the starting value of the Global Index Basket and the future value of the Global Index Basket. However, changes in the value of the Global Index Basket may not always be reflected, in full or in part, in the market value of the certificates, securities and warrants. For example, if you choose to sell your certificates or securities when the value of the Global Index Basket exceeds its starting value, you may receive substantially less than the amount that would be payable at maturity based on that value because of expectations that the value of the Global Index Basket will continue to fluctuate between that time and the time when the ending value of the Global Index Basket is determined. Similarly, if you choose to sell your warrants when the value of the Global Index Basket is less than its starting value, you may receive substantially less than the amount that would be payable at maturity based on that value because of expectations that the value of the Global Index Basket will continue to fluctuate between that time and the time when the ending value of the Global Index Basket is determined.

In addition, if you choose to sell your certificates when the value of the Global Index Basket is below its starting value, you may receive less than the amount you originally invested in the certificates. Similarly, if you choose to sell your securities when the value of the Global Index Basket is below its starting value, you may receive less than the amount you originally invested in the securities. On the other hand, if you choose to sell your warrants when the value of the Global Index Basket exceeds its starting value, you may receive less than the amount you originally invested in the warrants.

Trading prices of the stocks included in the indices comprising the Global Index Basket will be influenced by both the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or of a particular underlying stock. Citigroup Funding’s hedging activities in the stocks included in the indices comprising the Global Index Basket, the issuance of securities similar to the certificates, securities and warrants and other trading activities by Citigroup Funding, its affiliates and other market participants can also affect the price of the stocks included in the indices comprising the Global Index Basket and the value of the Global Index Basket.

Volatility of the Global Index Basket.  Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Global Index Basket changes during the term of the certificates, securities and warrants, the market value of the certificates, securities and warrants may decrease.

Events Involving the Companies Included in the Indices Comprising the Global Index Basket.  General economic conditions and earnings results of the companies whose stocks are included in the indices comprising the Global Index Basket and real or anticipated changes in those conditions or results may affect the market value of the certificates, securities and warrants. In addition, if the dividend yields on these stocks increase, we expect that the market value of the certificates and securities may decrease because the indices comprising the basket does not incorporate the value of dividend payments. Conversely, if dividend yields on these stocks decrease, we expect that the market value of the certificates and securities may increase. On the other hand, we expect that the market value of the warrants may increase if dividend yields on these stocks increase, and decrease if dividend yields on these stocks decrease.

Interest Rates.  We expect that the market value of the certificates, securities and warrants will be affected by changes in U.S. interest rates. If U.S. interest rates change during the term of the certificates, securities and warrants, the market value of the certificates, securities and warrants may decrease.

Time Premium or Discount.  As a result of a “time premium” or “discount,” the certificates, securities and warrants may trade at a value above or below that which would be expected based on the level of interest rates and the value of the Global Index Basket the longer the time remaining to maturity. A “time premium” or “discount” results from expectations concerning the value of the Global Index Basket during the period prior to the maturity of the certificates, securities and warrants. However, as the time remaining to maturity decreases, this “time premium” or “discount” may diminish, increasing or decreasing the market value of the certificates, securities and warrants.

Hedging Activities.  Hedging activities related to the certificates, securities and warrants by one or more of our affiliates will likely involve trading in one or more of the stocks included in the indices comprising the Global Index Basket or in other instruments, such as options, swaps or futures, based upon the Global Index Basket, the indices comprising the Global Index Basket or the stocks included in the indices. This hedging activity could affect the value of the Global Index Basket and therefore the market value of the certificates, securities and warrants. It is possible that we or our affiliates may profit from our hedging activity, even if the market value of the certificates, securities and warrants declines. Profit or loss from this hedging activity could affect the price at which Citigroup Funding’s affiliate Citigroup Global Markets may be willing to purchase your certificates, securities and warrants in the secondary market.

Credit Ratings, Financial Condition and Results.  Actual or anticipated changes in Citigroup Funding’s financial condition or results or the credit ratings, financial condition or results of Citigroup Inc. may affect the market value of the certificates, securities and warrants. The securities and warrants are subject to the credit risk of Citigroup Inc., the guarantor of any payments due on the securities and warrants.

We want you to understand that the impact of one of the factors specified above may offset some or all of any change in the market value of the certificates, securities and warrants attributable to another factor.

A Gain on the Certificates Will Be Treated as Short-Term Capital Gain and Any Losses May Be Required to Be Capitalized or Deferred Under the Straddle Rules

Under the treatment of the assets of the trust that you and the trust will agree to, if you are a U.S. taxable investor, any gain with respect to the certificates (such as at maturity or on disposition) will be treated as short-term capital gain, unless you take the steps described below. You will have long-term capital gain or loss at maturity or on disposition of the securities if you have exchanged your certificates for the securities and warrants, disposed of the warrants, and have held the securities for more than one year after the disposition of the warrants. Similarly, you will have long-term capital gain or loss at maturity or on disposition of the warrants if you have exchanged your certificates for the securities and warrants, disposed of the securities, and have held the warrants for more than one year after the disposition of the securities. However, if you exchange your certificates for the securities and the warrants and dispose of one instrument, but not the other, any loss on such disposition may not be deductible currently. If the “identified straddle” election applies with respect to the securities and the warrants, you will be required to add such loss to your basis in the securities. If the identified straddle election does not apply, such loss may be deferred and may not become deductible until you sell or otherwise dispose of all of your securities. The trust will identify each security and each warrant as positions comprising a separate identified straddle on behalf of all holders of the certificates. It is unclear, however, whether the identified straddle election made by the trust on behalf of a holder will be effective. You are urged to make a separate identified straddle election by complying with the identification requirements described in the section “Certain United States Federal Income Tax Considerations” in this offering document.

The Market Value of the Certificates, Securities and Warrants May Be Affected by Purchases and Sales of the Stocks Included in the Indices Comprising the Global Index Basket or Related Derivative Instruments by Affiliates of Citigroup Funding

Citigroup Funding’s and Citigroup Inc.’s affiliates, including Citigroup Global Markets, may from time to time buy or sell the stocks included in the indices comprising the Global Index Basket or derivative instruments relating to such stocks or indices for their own accounts in connection with their normal business practices or in connection with hedging Citigroup Funding’s obligations under the securities and warrants. These transactions could affect the value of the stocks included in the indices comprising the Global Index Basket and therefore the market value of the certificates, securities and warrants.

Citigroup Global Markets, an Affiliate of Citigroup Funding and Citigroup Inc., is the Calculation Agent, Which Could Result in a Conflict of Interest

Citigroup Global Markets, which is acting as the calculation agent for the certificates, securities and warrants, is an affiliate of the trust, Citigroup Funding and Citigroup Inc. As a result, Citigroup Global Markets’s duties as calculation agent, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you, may conflict with its interest as an affiliate of Citigroup Funding and Citigroup Inc.

Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest

Citigroup Funding expects to hedge its obligations under the securities and warrants through it or one or more of its affiliates. This hedging activity will likely involve trading in one or more of the stocks included in the indices comprising the Global Index Basket or in other instruments, such as options, swaps or futures, based upon the Global Index Basket, the indices comprising the Global Index Basket or the stocks included in the indices. This hedging activity may present a conflict between your interest in the certificates, securities and warrants and the interests Citigroup Funding and its affiliates have in executing, maintaining and adjusting its hedge transactions because it could affect the value of the Global Index Basket and therefore the market value of the certificates, securities and warrants. It could also be adverse to your interest if it affects the price at which Citigroup Funding’s affiliate Citigroup Global Markets may be willing to purchase your certificates, securities and warrants in the secondary market. Since hedging Citigroup Funding’s obligation under the securities and warrants involves risk and may be influenced by a number of factors, it is possible that Citigroup Funding or its affiliates may profit from its hedging activity, even if the market value of the certificates, securities and warrants declines.

Foreign Jurisdictions

You should be aware that investments in securities, such as the certificates, the securities and the warrants, that are indexed to the value of foreign equity securities involve certain risks, any of which can affect the value of these foreign equity securities, the value of the Dow Jones EURO STOXX 50® Index, the value of the S&P BRIC 40® Index and the value of the certificates, the securities and the warrants.

The foreign securities markets may be more volatile than U.S. securities markets and may be affected by market developments in different ways than U.S. securities markets; cross-shareholdings in foreign companies on such markets may affect prices and volume of trading on those markets; there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, certain of the exchanges on which the stocks included in the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index are traded may have adopted certain measures intended to prevent extreme fluctuations. These may include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. You should also be aware that certain of the exchanges in the underlying jurisdictions might suspend the trading of individual stocks in certain limited and extraordinary circumstances. As a result, variations in the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index may be limited by price limitations on, suspensions of trading of, individual stocks included in these indices, which may, in turn, adversely affect the value of the certificates, the securities and the warrants or result in the occurrence of a market disruption event.

Prices of the underlying foreign stocks are subject to political, economic, financial, exchange rate and social factors that apply in each issuer’s country as well as in other constituent countries in which such issuer does business (or in which its principal trading partners do business). These factors (including the possibility that recent or future changes in a country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect foreign securities markets. Stock and currency market volatility and market developments in one or more countries may cause volatility or a decline in another country. Moreover, the relevant economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

AVAILABLE INFORMATION

As required by the Securities Act of 1933, Safety First Trust Series 2006-8, which changed its name to “Safety First Trust Series 2008-3” (the “Trust”), Citigroup Funding and Citigroup Inc. filed a registration statement (File No. 333-135867) relating to the Principal-Protected Trust Certificates Linked to the Global Index Basket due September 12, 2013 (the “Certificates”) offered by this offering document with the Securities and Exchange Commission, or SEC. This offering document is a part of that registration statement, which includes additional information. Citigroup Funding and Citigroup Inc. also have filed a registration statement (File No. 333-132370) relating to the Equity Index Participation Securities Linked to the Global Index Basket due September 12, 2013 (the “Securities”) and the Equity Index Warrants Linked to the Global Index Basket due September 12, 2013 (the “Warrants”) offered by this offering document.

Citigroup Inc. files annual, quarterly and current reports and other information with the SEC. Citigroup Funding and the Trust currently do not file reports and other information with the SEC. You may read and copy any document Citigroup Inc. files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings and reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC are available to the public from the SEC’s website at http://www.sec.gov. Citigroup Inc.’s SEC filings are also available on its website at http://www.citigroup.com; however, information on the Citigroup Inc. website is not part of this offering document nor is it incorporated by reference herein.

Separate financial statements of the Trust have not been included in this offering document. Citigroup Inc. does not believe that these financial statements would be material to you because:

•	Citigroup Inc., an SEC reporting company, is the sole stockholder of Citigroup Funding,

•	Citigroup Inc., through Citigroup Funding, indirectly owns all the voting securities of the Trust,

•	the Trust has no independent operations,

•	Citigroup Funding is the issuer of the Securities and the Warrants,

•	Citigroup Funding has fully and unconditionally guaranteed the Trust’s obligations under the Certificates to the extent that the Trust has funds legally available to meet its obligations,

•	Citigroup Inc. has fully and unconditionally guaranteed Citigroup Funding’s guarantee obligations to the same extent and in the same manner as Citigroup Funding has guaranteed the Trust’s obligations under the Certificates (we refer to this guarantee, together with Citigroup Funding’s guarantee referred to in the immediately preceding bullet, as the Certificate Guarantee), and

•	Citigroup Inc. has fully and unconditionally guaranteed Citigroup Funding’s payment obligations under each of the Securities and the Warrants.

In its future filings under the Securities Exchange Act of 1934, a footnote to Citigroup Inc.’s annual financial statements will state:

•	that the sole assets of the Trust are the Securities and the Warrants, and

•	that the Certificate Guarantee, when taken together with Citigroup Funding’s obligations under the Securities and the Warrants, Citigroup Inc.’s guarantee of each of the Securities and the Warrants, the related indenture, the related warrant agreement, the amended and restated declaration of trust of the Trust and Citigroup Funding’s and Citigroup Inc.’s obligations to pay all fees and expenses of the Trust, constitutes a full and unconditional guarantee by each of Citigroup Funding and Citigroup Inc. of the Trust’s obligations under the Certificates.

The SEC allows Citigroup Inc. to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this offering document. Information that Citigroup Inc. files later with the SEC will automatically update information in this offering document. In all cases, you should rely on the later information over different information included in this offering document. Citigroup Inc. incorporates by reference the documents listed below:

(a) Annual Report on Form 10-K for the year ended December 31, 2007;

(b) Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008; and

(c)	Current Reports on Form 8-K filed on January 15, 2008, January 17, 2008, January 18, 2008, January 22, 2008, January 25, 2008, January 30, 2008, February 1, 2008, February 29, 2008, March 5, 2008, March 26, 2008 and April 11, 2008, April 18, 2008, April 25, 2008, April 28, 2008, May 5, 2008, May 9, 2008, May 12, 2008, May 13, 2008, June 12, 2008, July 2, 2008, July 3, 2008, July 11, 2008, July, 18, 2008, July 25, 2008 August 7, 2008, August 14, 2008 and August 19, 2008.

In addition, all documents Citigroup Inc. files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering document and before the later of (1) the completion of the offering of the securities described in this offering document and (2) the date the broker-dealer subsidiaries or affiliates of Citigroup Inc. stop offering securities pursuant to this offering document shall be incorporated by reference in this offering document from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup Inc. at the following address:

Citigroup Inc. Document Services
140 58th Street, Suite 8G
Brooklyn, New York 11220
(877) 936-2737 (toll free)
(718) 765-6514 (outside the U.S.)

You should rely only on the information provided in this offering document, as well as the information incorporated by reference. None of Citigroup Inc., Citigroup Funding or the Trust is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this offering document or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

FORWARD-LOOKING STATEMENTS

This offering document and the information incorporated by reference in this offering document include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup Funding’s and Citigroup Inc.’s respective management’s beliefs and assumptions and on information currently available to Citigroup Funding’s and Citigroup Inc.’s respective management. Forward-looking statements include information concerning Citigroup Funding’s and Citigroup Inc.’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this offering document and the documents incorporated by reference in this offering document. You should not put undue reliance on any forward-looking statements. Neither Citigroup Funding nor Citigroup Inc. has any intention or obligation to update forward-looking statements after it distributes this offering document.

CITIGROUP INC.

Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup Inc. has more than 200 million customer accounts and does business in more than 100 countries. Citigroup Inc.’s activities are conducted through the Global

Consumer Group, Markets and Banking, Global Wealth Management and Alternative Investments business segments. Citigroup Inc.’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly-owned, indirect subsidiary of Citigroup Inc. Citigroup Inc. was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup Inc. is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup Inc.’s subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup Inc.’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup Inc. currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup Inc.’s ability to service its own debt. Citigroup Inc. must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup Inc.’s major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup Inc. to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup Inc. or its shareholders or creditors.

The principal executive offices of Citigroup Inc. are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

CITIGROUP FUNDING INC.

Citigroup Funding is a wholly-owned subsidiary of Citigroup Inc., whose business activities consist primarily of providing funds to Citigroup Inc. and its subsidiaries for general corporate purposes. Citigroup Funding was incorporated on January 14, 2005 under the laws of the State of Delaware as a corporation with perpetual duration. The principal executive offices of Citigroup Funding are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

USE OF PROCEEDS AND HEDGING ACTIVITIES

The Trust will use all the proceeds from the sale of the Certificates and the common securities to buy the Securities and the Warrants from Citigroup Funding. Citigroup Funding will use a portion of the net proceeds from the sale of the Securities and the Warrants for general corporate purposes, which may include:

•	funding the business of Citigroup Inc. subsidiaries;

•	funding investments in, or extensions of credit or capital contributions to, Citigroup Inc. subsidiaries; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup Funding expects to incur additional indebtedness in the future to fund Citigroup Inc.’s businesses. Citigroup Funding or one of more of its affiliates may enter into a swap agreement in connection with the sale of the Certificates and may earn additional income from that transaction.

Citigroup Funding or one or more of its affiliates may use all or some of the remainder of the proceeds received from the sale of the Securities and the Warrants for hedging activities related to Citigroup Funding’s obligations under the Securities and the Warrants. On or prior to the closing date of the Certificates offering, Citigroup Funding, directly or through one or more of its affiliates, will hedge its anticipated exposure under the Securities and the Warrants by the purchase or sale of one or more of the stocks included in the indices comprising the Global Index Basket or in other instruments, such as options, swaps or futures, based upon the Global Index Basket, the indices comprising the Global Index Basket or the stocks included in the indices.

Citigroup Funding expects that it or one or more of its affiliates will increase or decrease their initial hedging positions over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the Global Index Basket. These factors may include the history of price changes in the Global Index Basket and the time remaining to maturity. Citigroup Funding or one or more of its affiliates may take long or short positions in the Global Index Basket, the indices comprising the Global Index Basket or options, swaps, futures contracts, forward contracts, or other derivative or similar instruments related to the Global Index Basket.

In addition, Citigroup Funding or one or more of its affiliates may purchase or otherwise acquire a long or short position in the Certificates, the Securities or the Warrants from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such Certificates, the Securities or the Warrants. Citigroup Funding or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

If Citigroup Funding or one or more affiliates has a long or short hedge position in the Global Index Basket, the indices comprising the Global Index Basket or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to the Global Index Basket, Citigroup Funding or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity of the Certificates, the Securities and the Warrants. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Funding or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the Certificates, the Securities or the Warrants declines. Citigroup Funding is only able to determine profits or losses from any of such positions when the position is closed out and any offsetting position or positions are taken into account.

Citigroup Funding has no reason to believe that its hedging activity, as well as those of its affiliates, will have a material impact on the price of such options, swaps, futures contracts, forward contracts or other derivative or similar instruments, or on the value of the Global Index Basket. However, Citigroup Funding cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or value.

SAFETY FIRST TRUST SERIES 2008-3

Safety First Trust Series 2006-8, which changed its name to Safety First Trust Series 2008-3, is a statutory trust formed under Delaware law pursuant to a declaration of trust executed by Citigroup Funding, as sponsor, Citigroup Inc. and the trustees of the Trust (as described below), and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The declaration of trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement relating to the Certificates of which this offering document forms a part. The amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939. Upon issuance of the Certificates, the purchasers thereof will own all of the Certificates. Citigroup Funding will directly or indirectly acquire all of the common securities of the Trust. We refer to the Certificates and the common securities as, collectively, the Trust Securities.

The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Securities and the Warrants and, accordingly, the assets of the Trust will consist solely of the Securities and the Warrants. Of the total proceeds from the sale of the Trust Securities, approximately 81.9% will be invested by the Trust in the Securities and approximately 18.1% will be invested by the Trust in the Warrants. The Trust exists for the exclusive purposes of:

•	issuing its Trust Securities representing undivided beneficial interests in the assets of the Trust,

•	investing the gross proceeds of its Trust Securities in the Securities and the Warrants, and

•	engaging only in activities incidental to the above.

The Trust’s business and affairs are conducted by its trustees, each appointed by Citigroup Funding as holder of the common securities. Pursuant to the amended and restated declaration of trust, the initial number of trustees of the Trust will be five:

•	U.S. Bank National Association, a national banking association that is unaffiliated with Citigroup Funding and Citigroup Inc., as the institutional trustee,

•	U.S. Bank Trust National Association, a national banking association with its principal place of business in the State of Delaware, as the Delaware trustee, and

•	three officers of Citigroup Funding, as the individual trustees.

Citigroup Funding, as direct or indirect holder of all the common securities, will have the right, subject to certain restrictions contained in the declaration, to appoint, remove or replace any trustees and to increase or decrease the number of trustees.

The institutional trustee will act as the sole indenture trustee under the amended and restated declaration of trust for purposes of compliance with the Trust Indenture Act until it is removed or replaced by the holder of the common securities. The institutional trustee will hold title to the Securities and the Warrants for the benefit of the holders of the Trust’s Trust Securities and, in its capacity as the holder, the institutional trustee will have the power to exercise all rights, powers and privileges under the indenture and the warrant agreement pursuant to which the Securities and the Warrants are issued. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the Securities and the Warrants for the benefit of the holders of the Trust’s Trust Securities. The institutional trustee will make payments of distributions and payments on liquidation and otherwise to the holders of the Trust Securities out of funds from the segregated bank account.

The individual trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an investment company under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup Funding and the individual trustees are authorized to take any action, not inconsistent with applicable law, the amended and restated declaration of trust or the certificate of incorporation of Citigroup Funding, that each of Citigroup Funding and the individual trustees in their discretion deem to be necessary or desirable to achieve such end as long as the action does not adversely affect the interests of the holders of the Certificates or vary the terms thereof.

U.S. Bank National Association also will act as guarantee trustee under the Certificate Guarantee and will hold the Certificate Guarantee for the benefit of the holders of the Certificates.

The Bank of New York Mellon, formerly known as The Bank of New York will act as trustee for the Securities under the indenture for purposes of compliance with the provisions of the Trust Indenture Act. U.S. Bank National Association will act as warrant agent under the warrant agreement.

Citigroup Inc., Citigroup Funding and certain of their affiliates have had and may continue to have banking relationships with the trustees and the warrant agent in the ordinary course of business.

The rights of the holders of the Certificates, including economic rights, rights to information and voting rights, are set forth in the amended and restated declaration of trust, the Delaware Statutory Trust Act and the Trust Indenture Act. Holders of the Certificates have no preemptive rights.

The location of the principal executive office of the Trust is c/o Citigroup Funding Inc., 399 Park Avenue, New York, New York 10043 and its telephone number is (212) 559-1000. Citigroup Funding will pay all fees and expenses related to the Trust and the offering of the Trust’s Trust Securities.

DESCRIPTION OF THE CERTIFICATES

The Certificates will be issued pursuant to the terms of the amended and restated declaration of trust. The terms of the Certificates will include those stated in the amended and restated declaration of trust and those made part of the amended and restated declaration of trust by the Trust Indenture Act. Pursuant to the amended and restated declaration of trust, every holder of the Certificates will be deemed to have expressly assented and agreed to the terms of, and will be bound by, the amended and restated declaration of trust. The following is a summary of the terms and provisions of the Certificates. This summary does not describe all of the terms and provisions of the amended and restated declaration of trust and the Certificate Guarantee. You should read the forms of these documents, which are filed as exhibits to the registration statement of which this offering document forms a part.

General

The amended and restated declaration of trust authorizes the individual trustees to issue the Trust Securities on behalf of the Trust. The Trust Securities represent undivided beneficial interests in the assets of the Trust. All of the common securities of the Trust will be owned, directly or indirectly, by Citigroup Funding. The common securities rank pari passu with the Certificates and payments will be made on the common securities on a pro rata basis with the Certificates, except that upon the occurrence of an acceleration event, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the Certificates. The amended and restated declaration does not permit the issuance by the Trust of any securities other than its Trust Securities or the incurrence of any debt by the Trust. Pursuant to the amended and restated declaration of trust, the institutional trustee will hold title to the Securities and the Warrants for the benefit of the holders of the Trust Securities. The payment upon maturity of the Certificates out of money legally available to the Trust is fully and unconditionally guaranteed by Citigroup Funding and Citigroup Inc. to the extent described under “Description of the Certificate Guarantee.” The Certificate Guarantee will be held by U.S. Bank National Association, the guarantee trustee, for the benefit of the holders of the Certificates. The Certificate Guarantee does not cover payment upon maturity when the Trust does not have sufficient legally available funds to make this payment. In such event, the remedies of a holder of the Certificates are to:

•	vote to direct the institutional trustee to enforce the institutional trustee’s rights under the Securities and/or the Warrants,

•	if the institutional trustee fails to enforce its rights against Citigroup Funding or Citigroup Inc., initiate a proceeding against Citigroup Funding or Citigroup Inc. to enforce the institutional trustee’s rights under the Securities and/or the Warrants, or

•	if the failure by the Trust to make the distribution payment is attributable to the failure of Citigroup Funding to pay amounts in respect of the Securities and/or the Warrants, institute a proceeding directly against Citigroup Funding or Citigroup Inc. for enforcement of payment to such holder of the amounts owed on such holder’s pro rata interest in the Securities and the Warrants.

The aggregate number of Certificates to be issued will be 2,154,000, as described in “Underwriting.” The Certificates will be issued in fully registered form. The Certificates will not be issued in bearer form. See “— Book-Entry Procedures and Settlement” below.

Payment at Maturity

The Certificates will mature on September 12, 2013, subject to acceleration to the accelerated maturity date upon an acceleration event. See “— Acceleration of Maturity Date; Enforcement of Rights” below. On the maturity date, holders of the Certificates will be entitled to receive for each Certificate they hold, to the extent the Trust has assets available, a payment equal to the sum of $10 and a Supplemental Distribution Amount, which may be positive or zero. The amount payable to you at maturity is dependent upon the Ending Value of a basket comprised of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index (the “Global Index Basket”) on the Valuation Date, provided, however, that the payment you receive at maturity will not be less than the amount of your original investment in the Certificates.

Supplemental Distribution Amount

The Supplemental Distribution Amount will be based on the amount by which the Ending Value exceeds the Starting Value, expressed as a percentage, and on the Participation Rate. The Supplemental Distribution Amount will equal the product of:
$10 × Basket Return × Participation Rate

provided that the Supplemental Distribution Amount will not be less than zero.

The Basket Return, which is presented in this offering document as a percentage, will equal the following fraction:
Ending Value – Starting Value
Starting Value

The “Starting Value” was set to 100 on the Pricing Date.

The “Ending Value” will be the closing value of the Global Index Basket on the Valuation Date.

The “Pricing Date” means the date of this offering document and the date on which the Certificates were priced for initial sale to the public.

The “Valuation Date” will be the third Index Business Day before the maturity date.

The “Participation Rate” is 85%.

If the closing value of any of the indices comprising the Global Index Basket is not available on any Index Business Day because of a Market Disruption Event or otherwise, the value of that index for that Index Business Day, unless deferred by the Calculation Agent as described below, will be the arithmetic mean, as determined by the Calculation Agent, of the value of that index obtained from as many dealers in equity securities (which may include Citigroup Global Markets or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the Calculation Agent. The determination of the value of an index by the Calculation Agent in the event of a Market Disruption Event may be deferred by the Calculation Agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity.

An “Index Business Day” means a day, as determined by the Calculation Agent, on which each of the indices comprising the Global Index Basket or any successor index is calculated and published and on which securities comprising more than 80% of the value of each index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing value of each index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on the Trust, Citigroup Funding, Citigroup Inc. and the beneficial owners of the Certificates, absent manifest error.

A “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) stocks which then comprise 20% or more of the value of any of the indices comprising the Global Index Basket or any successor index, (b) any options or futures contracts, or any options on such futures contracts relating to any of the indices comprising the Global Index Basket or any successor index, or (c) any options or futures contracts relating to stocks which then comprise 20% or more of the value of any of the indices comprising the Global Index Basket or any successor index on any exchange or market if, in each case, in the determination of the Calculation Agent, any such suspension, limitation or unavailability is material. For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in an index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of that index will be based on a comparison of the portion of the value of the index attributable to that security relative to the overall value of the index, in each case immediately before that suspension or limitation.

Maturity Payment — Hypothetical Examples

The Basket Return and, therefore, the Supplemental Distribution Amount, is dependent on the Ending Value of the Global Index Basket. Because the value of the Global Index Basket may be subject to significant variations over the term of the Certificates, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity. The examples of hypothetical maturity payments set forth below are intended to illustrate the effect of different Ending Values of the Global Index Basket on the amount payable on the Certificates at maturity. All of the hypothetical examples assume the following:

•	Investment in the Certificates: $10,

•	Starting Value of the Global Index Basket: 100,

•	Participation Rate: 85%,

•	The Supplemental Distribution Amount cannot equal less than zero,

•	Term of the Certificates: 5 years, and

•	The Certificates are held to maturity and are not exchanged for the Securities and the Warrants.

As demonstrated by the table below, if the Basket Return is 0% or less, you will receive an amount at maturity equal to $10.00 per Certificate, the amount of your initial investment in the Certificates. If the Basket Return is greater than 0%, you will receive an amount at maturity that is greater than your initial investment in the Certificates.

		Supplemental		Total	Annualized
		Distribution	Maturity	Return on the	Return on the
Ending Value	Basket Return	Amount(1)	Payment(2)	Certificates	Certificates(3)
30.0	−70.00%	$0.00	$10.00	0.00%	0.00%
40.0	−60.00%	$0.00	$10.00	0.00%	0.00%
50.0	−50.00%	$0.00	$10.00	0.00%	0.00%
60.0	−40.00%	$0.00	$10.00	0.00%	0.00%
70.0	−30.00%	$0.00	$10.00	0.00%	0.00%
75.0	−25.00%	$0.00	$10.00	0.00%	0.00%
80.0	−20.00%	$0.00	$10.00	0.00%	0.00%
85.0	−15.00%	$0.00	$10.00	0.00%	0.00%
90.0	−10.00%	$0.00	$10.00	0.00%	0.00%
95.0	−5.00%	$0.00	$10.00	0.00%	0.00%
97.5	−2.50%	$0.00	$10.00	0.00%	0.00%
100.0	0.00%	$0.00	$10.00	0.00%	0.00%
102.5	2.50%	$0.21	$10.21	2.13%	0.42%
105.0	5.00%	$0.43	$10.43	4.25%	0.84%
107.5	7.50%	$0.64	$10.64	6.38%	1.24%
110.0	10.00%	$0.85	$10.85	8.50%	1.64%
115.0	15.00%	$1.28	$11.28	12.75%	2.43%
120.0	20.00%	$1.70	$11.70	17.00%	3.19%
125.0	25.00%	$2.13	$12.13	21.25%	3.93%
130.0	30.00%	$2.55	$12.55	25.50%	4.65%
140.0	40.00%	$3.40	$13.40	34.00%	6.03%
150.0	50.00%	$4.25	$14.25	42.50%	7.34%
160.0	60.00%	$5.10	$15.10	51.00%	8.59%

(1)	Supplemental Distribution Amount = $10.00 × Basket Return × Participation Rate, provided that the Supplemental Distribution Amount will not be less than zero.

(2)	Maturity payment = $10.00 + Supplemental Distribution Amount.

(3)	Compounded annually.

The examples above are for purposes of illustration only. The actual maturity payment will depend on the actual Supplemental Distribution Amount, which, in turn, will depend on the actual Ending Value and Participation Rate.

Discontinuance of an Index Comprising the Global Index Basket

If S&P discontinues publication of the S&P 500® Index or the S&P BRIC 40® Index or if Dow Jones discontinues publication of the Dow Jones EURO STOXX 50® Index and if any of them or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the relevant index, then the value of the relevant index will be determined by reference to the value of that index, which we refer to as a “successor index.”

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause notice to be furnished to us and the institutional trustee, who will provide notice of the selection of the successor index to the registered holders of the Certificates, the Securities and the Warrants.

If S&P discontinues publication of the S&P 500® Index or the S&P BRIC 40® Index or if Dow Jones discontinues publication of the Dow Jones EURO STOXX 50® Index and a successor index is not selected by the Calculation Agent or is no longer published on any date of determination of the value of the Global Index Basket, the value to be substituted for the relevant index for that date will be a value computed by the Calculation Agent for that date in accordance with the procedures last used to calculate the relevant index prior to any such discontinuance.

If S&P discontinues publication of the S&P 500® Index or the S&P BRIC 40® Index or if Dow Jones discontinues publication of the Dow Jones EURO STOXX 50® Index prior to the determination of the Supplemental Distribution Amount and the Calculation Agent determines that no successor index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Supplemental Distribution Amount and (b) a determination by the Calculation Agent that a successor index is available, the Calculation Agent will determine the value that is to be used in computing the value of the relevant index as described in the preceding paragraph. The Calculation Agent will cause notice of daily closing values to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation). Notwithstanding these alternative arrangements, discontinuance of the publication of any index comprising the basket may adversely affect trading in the Certificates, the Securities and the Warrants.

If a successor index is selected or the Calculation Agent calculates a value as a substitute for the relevant index as described above, the successor index or value will be substituted for the relevant index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event occurs. Notwithstanding these alternative arrangements, discontinuance of the publication any index comprising the basket may adversely affect the market value of the Certificates, the Securities and the Warrants.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on the Trust, Citigroup Funding, Citigroup Inc. and the beneficial owners of the Certificates, the Securities and the Warrants, absent manifest error.

Alteration of Method of Calculation

If at any time the method of calculating any of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the S&P BRIC 40® Index or a successor index is changed in any material respect, or if the relevant index or a successor index is in any other way modified so that the value of such index or the successor index does not, in the opinion of the Calculation Agent, fairly represent the value of that index had the changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the relevant index or the successor index as if the changes or modifications had not been made, and calculate the value of the index with reference to the relevant index or the successor index. Accordingly, if the method of calculating any of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the S&P BRIC 40® Index or the successor index is modified so that the value of the relevant index or the successor index is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust that index in order to arrive at a value of the index as if it had not been modified.

Exchange Right

Beginning on the date the Certificates are issued, you will have the right, by providing notice to your broker and instructing your broker to forward that notice to the institutional trustee for the Certificates on any Business Day, to exchange the Certificates you then hold for a pro rata portion of the assets of the Trust, which consist of the Securities and the Warrants. If you choose to exercise your exchange right, you will receive for each $10 principal amount of Certificates you then hold one Security with a $10 face amount and one Warrant with a $10 notional amount. In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements. You will be able to exercise your exchange right through and including the Business Day prior to the earlier of:

•	the Valuation Date; and

•	if an acceleration event occurs as described under “— Acceleration of Maturity Date; Enforcement of Rights,” the date of the occurrence of the acceleration event.

If you do not exercise your exchange right, and you are a U.S. Holder as defined under “Certain United States Federal Income Tax Considerations” in this offering document, for U.S. income tax purposes any gain that you recognize at maturity or on other disposition of the Certificates will be short-term capital gain. You cannot recognize long-term capital gain from your investment in the Certificates unless you exercise your exchange right, then dispose of either the Securities or the Warrants, and then hold the remaining instrument for more than one year after that disposition. For example, if the value of the Global Index Basket increases, you will recognize long-term capital gain only if you exercise your exchange right, dispose of the Warrants, and hold the Securities for more than one year after disposing of the Warrants. As discussed above, however, if you do choose to exercise your exchange right and hold only the Securities or only the Warrants, you will lose the benefit of principal protection at maturity. You should read the discussion of the treatment of the Certificates under “Certain United States Federal Income Tax Considerations” in this offering document.

We will deliver the Securities and the Warrants to you within three Business Days after the date on which the institutional trustee receives a valid notice of exchange (such date of receipt of a valid notice of exchange, the “Actual Exchange Date”), as long as the institutional trustee has received the notice of exchange and your Certificates by 11:00 a.m., New York City time, on the Actual Exchange Date and your account is approved for options trading.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which securities exchanges or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

Acceleration of Maturity Date; Enforcement of Rights

If at any time an acceleration event occurs, the individual trustees will give written instructions to the institutional trustee to dissolve the Trust and, after satisfaction of creditors of the Trust, cause the accelerated maturity payment with respect to each Certificate to be distributed to the holders of the Certificates in liquidation of such holders’ interests in the Trust, as soon as practicable following the occurrence of the acceleration event.

The accelerated maturity payment with respect to each Certificate will be paid out of amounts received by the Trust from Citigroup Funding in respect of the Securities and the Warrants and will be equal to the sum of (A) the initial principal amount of $10.00 per Certificate and (B) the Supplemental Distribution Amount as of the accelerated maturity date. The amount of the accelerated maturity payment that may be distributed to holders of the Certificates upon a dissolution and liquidation of the Trust is uncertain.

The accelerated maturity date will be the date of the occurrence of the event or events constituting an acceleration event.

An acceleration event will occur upon the occurrence of (1) a “tax event,” (2) an “investment company event” or (3) a “bankruptcy event,” each of which is described below.

A tax event will occur if Citigroup Funding or Citigroup Inc. requests, receives and delivers to the individual trustees an opinion of nationally recognized independent tax counsel experienced in such matters indicating that:

(1) on or after the date of this offering document, one or more of the following has occurred:

•	an amendment to, change in or announced proposed change in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein,

•	a judicial decision interpreting, applying, or clarifying such laws or regulations,

•	an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or

•	a threatened challenge asserted in connection with an audit of Citigroup Funding, Citigroup Inc. or any subsidiaries of Citigroup Inc. or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, the Warrants or the Certificates; and

(2) there is more than an insubstantial risk that:

•	the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Securities or the Warrants, or

•	the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

An investment company event will occur if Citigroup Funding or Citigroup Inc. requests, receives and delivers to the individual trustees an opinion of nationally recognized independent legal counsel experienced in such matters indicating that as a result of the occurrence on or after the date of this offering document of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an investment company which is required to be registered under the Investment Company Act of 1940.

A bankruptcy event will occur if either of the following takes place:

(1) the entry of a decree or order

•	of relief in respect of Citigroup Funding and Citigroup Inc. by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,

•	appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Citigroup Funding and Citigroup Inc., or of any substantial part of the property of Citigroup Funding and Citigroup Inc., or

•	ordering the winding up or liquidation of affairs of Citigroup Funding and Citigroup Inc., and, in each case, the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(2) an action by Citigroup Funding and Citigroup Inc. to:

•	commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,

•	consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Citigroup Funding and Citigroup Inc., or of any substantial part of the property of Citigroup Funding and Citigroup Inc.,

•	make an assignment for the benefit of their respective creditors,

•	admit in writing their inability to pay their respective debts generally as they become due, or

•	take corporate action in furtherance of any of the foregoing.

On the date fixed for any payment of the accelerated maturity payment, the Certificates and the common securities will no longer be deemed to be outstanding and each Certificate and common security will be deemed to represent the right to receive the accelerated maturity payment. If the accelerated maturity payment can be paid only in part because the Trust has insufficient assets available to pay in full such amounts, then the amounts payable directly by the Trust in respect of the Certificates will be paid on a pro rata basis. In addition, in the case of a default by Citigroup Funding or Citigroup Inc. on their obligations under the Certificate Guarantee, the holders of the Certificates will have a preference over the holders of the common securities with respect to amounts owed on the Trust Securities.

The phrase pro rata means, with respect to any payment, distribution, or treatment, proportionately to each holder of Trust Securities according to the aggregate beneficial interests in the assets of the Trust represented by the Trust Securities held by the relevant holder in relation to the aggregate beneficial interests in the assets of the Trust represented by all Trust Securities outstanding. If an acceleration event has occurred and is continuing, any funds available to make a payment will be paid first to each holder of the Certificates proportionately according to the aggregate beneficial interests in the assets of the Trust represented by the Certificates held by the relevant holder relative to the aggregate beneficial interests in the assets of the Trust represented by all Certificates outstanding. Only after satisfaction of all amounts owed to the holders of the Certificates will payment be made to each holder of common securities proportionately according to the aggregate beneficial interests in the assets of the Trust represented by the common securities held by the relevant holder relative to the aggregate beneficial interests in the assets of the Trust represented by all common securities outstanding.

Subject to the institutional trustee obtaining a tax opinion as described below, the holders of a majority of the outstanding Certificates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the amended and restated declaration of trust. In the case of any action to be taken by the institutional trustee as holder of the Securities and the Warrants, the institutional trustee shall cast its votes as directed by each holder of outstanding Certificates with respect to the proportionate number of Securities and Warrants represented by such holder’s Certificates. The institutional trustee will notify all holders of Certificates of any notice of default received from the indenture trustee with respect to the Securities. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee, as holder of the Securities and the Warrants, will not take any actions with respect to the Securities or the Warrants or exercise any right to rescind or annul a declaration that the accelerated maturity payment shall be due and payable unless it has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the institutional trustee fails to enforce its rights under the Securities and the Warrants, any holder of Certificates can directly institute a legal proceeding against Citigroup Funding to enforce the institutional trustee’s rights under the Securities and the Warrants, without first instituting a legal proceeding against the institutional trustee or any other person or entity. If Citigroup Funding fails to pay amounts owed on the Securities or the Warrants on the date they are otherwise payable, then a holder of Certificates may also directly institute a direct action in respect of the amounts owed on the holder’s pro rata interest in the Securities or the Warrants on or after the due date specified in the Securities and the Warrants, without first directing the institutional trustee to enforce the terms of the Securities and the Warrants or instituting a legal proceeding directly against Citigroup Funding to enforce the institutional trustee’s rights under the Securities and the Warrants. The holders of Certificates will not be able to exercise directly any other remedy available to the holder of the Securities and the Warrants. In connection with a direct action, Citigroup Funding will be subrogated to the rights of a holder of Certificates under the declaration to the extent of any payment made by Citigroup Funding to that holder of Certificates in such direct action.

A waiver of an acceleration event under the indenture by the institutional trustee at the direction of the holders of the Certificates will constitute a waiver of the corresponding acceleration event under the amended and restated declaration of trust.

Holders of Certificates may give any required approval or direction at a separate meeting of holders of Certificates convened for this purpose, at a meeting of holders of Trust Securities or by written consent. The individual trustees will cause a notice of any meeting at which holders of Certificates are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of Certificates. Each notice will include a statement setting forth the date of such meeting or the date by which the action is to be taken, a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of such matter upon which written consent is sought and instructions for the delivery of proxies or consents. No vote or consent of the holders of Certificates will be required for the Trust to cancel the Certificates in accordance with the amended and restated declaration of trust. It is anticipated that the only holder of Certificates issued in book-entry form will be Cede & Co., as nominee of The Depository Trust Company, or DTC, and each beneficial owner of Certificates will be permitted to exercise the rights of holders of Certificates only indirectly through DTC and its participants.

Notwithstanding that holders of Certificates are entitled to vote or consent under any of the circumstances described above, any of the Certificates that are owned at that time by Citigroup Funding or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup Funding, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if they were not outstanding.

Periodic Distributions

We will not make any periodic payments of interest or any other periodic payments on the Certificates. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Global Index Basket.

Payment Procedures

Payments on the Certificates will be payable to the holders of the Certificates as they appear on the books and records of the Trust at the close of business on the relevant record dates. While the Certificates remain in book-entry only form, the relevant record date for any maturity payment or accelerated maturity payment with respect to the Certificates will be five Business Days prior to the date on which the Trust receives any security payment or warrant payment or accelerated security payment or warrant payment, as the case may be, under the Securities and the Warrants. The relevant record date for the common securities will be the same record date as for the Certificates.

If the Certificates will not continue to remain in book-entry only form, the relevant record date will conform to the rules of any securities exchange on which they are listed and, if none, will be 15 days before the relevant payment date, which payment date will correspond to the date on which payments are made in respect of, and in accordance with the terms of, the Securities and the Warrants.

Payments on any Certificates that are not punctually made on the relevant payment date, as a result of Citigroup Funding having failed to make the security payment or warrant payment or the accelerated security payment or warrant payment, as the case may be, under the Securities or the Warrants, will cease to be payable to the persons in whose name the Certificates are registered on the relevant record date. The defaulted payment on the Certificates will instead be payable to the persons in whose name those Certificates are registered on a special record date which will be the date on which the Trust actually receives the amount of the defaulted payment under the Securities or the Warrants, as applicable.

If any date on which the maturity payment or accelerated maturity payment, as the case may be, is payable on the Certificates is not a Business Day, then the relevant payment will be made on the next succeeding day that is a Business Day and without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. If that Business Day is in the next succeeding calendar year, the relevant payment will be made on the immediately preceding Business Day, with the same force and effect as if made on that date.

Payments in respect of the Certificates represented by global certificates (as defined below under “— Book-Entry Procedures and Settlement”) will be made to DTC, which will credit the relevant accounts at DTC on the relevant scheduled payment date. In the case of Certificates in the form of certificated securities, if any, payments will be made by check mailed to the holder’s address as it appears on the register.

Voting Rights

Except as described in this offering document under “— Acceleration of Maturity Date; Enforcement of Rights” and “Description of the Certificate Guarantee — Modifications of the Guarantee; Assignment,” and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the amended and restated declaration of trust, the holders of the Certificates will have no voting rights.

In the event the consent of the institutional trustee, as the holder of the Securities and the Warrants, is required under the indenture or the warrant agreement, as applicable, with respect to any amendment, modification or termination of the indenture or the warrant agreement, as applicable, the institutional trustee will request the written direction of the holders of the outstanding Trust Securities with respect to the amendment, modification or termination and will vote with respect to the amendment, modification or termination as directed by each Holder of outstanding Trust Securities with respect to the proportionate number of Securities or Warrants represented by such holder’s Trust Securities. The institutional trustee will be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the institutional trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust.

The procedures by which holders of the Certificates may exercise their voting rights are described below under “— Book-Entry Procedures and Settlement.”

Holders of the Certificates will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by Citigroup Funding as the indirect or direct holder of all of the common securities.

Modification of the Amended and Restated Declaration of Trust

The amended and restated declaration of trust may be modified and amended if approved by the individual trustees, and, in certain circumstances, the institutional trustee and the Delaware trustee, provided that, if any proposed amendment to the amended and restated declaration of trust provides for, or the individual trustees otherwise propose to effect,

(1) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the amended and restated declaration of trust or otherwise, or

(2) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the amended and restated declaration of trust,

then the holders of the Trust Securities, voting together as a single class, will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of the holders of at least a majority of the Trust Securities affected thereby. If any amendment or proposal referred to in (1) above would adversely affect only the Certificates or only the common securities, then only holders of the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of a majority of that class of Trust Securities.

Notwithstanding the foregoing, no amendment or modification may be made to the amended and restated declaration of trust if the amendment or modification would:

•	cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes,

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

•	cause the Trust to be deemed an investment company which is required to be registered under the Investment Company Act.

Merger, Consolidation or Amalgamation of the Trust

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of the individual trustees and without the consent of the holders of the Trust Securities, the Delaware trustee or the institutional trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of the United States, any state thereof or the District of Columbia, provided that:

•	the successor entity either (A) expressly assumes all of the obligations of the Trust under the Trust Securities or (B) substitutes for the Trust Securities other successor securities having substantially the same terms as the Trust Securities, so long as the successor securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, maturity and otherwise,

•	Citigroup Funding expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee in its capacity as the holder of the Securities and the Warrants,

•	successor securities to the Certificates are listed, or any successor securities to the Certificates will be listed upon notification of issuance, on any national securities exchange or with any organization on which the Certificates are then listed or quoted,

•	the merger, consolidation, amalgamation or replacement does not cause the Certificates, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

•	the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any successor securities, in any material respect, other than with respect to any dilution of the holder’s interest in the new entity,

•	the successor entity has a purpose identical to that of the Trust,

•	prior to the merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

(A)	the merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders’ interest in the new entity,

(B)	following the merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and

(C)	following the merger, consolidation, amalgamation or replacement, the Trust or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes,

•	Citigroup Funding guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the Certificate Guarantee, and

•	Citigroup Inc. guarantees Citigroup Funding’s obligations to the same extent and in the same manner as Citigroup Funding guarantees the obligations of the successor entity.

Notwithstanding the foregoing, the Trust will not, without the consent of holders of all of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if, in the opinion of a nationally recognized independent tax counsel experienced in such matters, the consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Certificates are outstanding and are not held entirely by Citigroup Funding, the Trust may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under “— Acceleration of Maturity Date; Enforcement of Rights.”

Book-Entry Procedures and Settlement

The Depository Trust Company, or DTC, will act as securities depositary for the Certificates. The Certificates will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities, representing the total aggregate number of the Certificates, will be issued and will be deposited with DTC.

Following the issuance of a global security in registered form, DTC will credit the accounts of its participants with the Certificates upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as DTC or its nominee is the registered owner of a global security, we and the institutional trustee will treat DTC as the sole owner or holder of the Certificates for purposes of the amended and restated declaration of trust. Therefore, except as set forth below, you will not be entitled to have Certificates registered in your name or to receive physical delivery of certificates representing the Certificates. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder under the amended and restated declaration of trust. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities in the United States through either DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System (“Euroclear”), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the Certificates are represented by the global securities, we will pay the maturity payment or accelerated maturity payment, as the case may be, on the Certificates to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. None of the Trust, Citigroup Funding, Citigroup Inc. and the institutional trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Certificates. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the Certificates held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a company organized under the laws of England and Wales. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Certificates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to the Certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

You will be required to make your initial payment for the Certificates in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on the applicable European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of the Certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Certificates by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

A beneficial owner of book-entry Certificates represented by a global security may exchange the Certificates for definitive (paper) certificates representing the Certificates only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified successor within 90 days;

•	at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or

•	the individual trustees, with the consent of Citigroup Funding and Citigroup Inc., decide to discontinue use of the system of book-entry transfers through DTC or any successor depository.

If any of the events described above occurs, we will issue definitive Certificates in certificated form in accordance with DTC’s instructions.

Information Concerning the Institutional Trustee

The institutional trustee, prior to the occurrence of a default with respect to the Trust Securities, and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the amended and restated declaration of trust. If such a default occurs and the institutional trustee has actual knowledge of it, the institutional trustee will exercise the rights and powers vested in it by the amended and restated declaration of trust and will use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the institutional trustee is under no obligation to exercise any of the rights or powers vested in it by the amended and restated declaration of trust at the request of any holder of the Certificates, unless offered reasonable security and indemnity by the holder against the costs, expenses and liabilities which the institutional trustee might incur thereby. Notwithstanding the foregoing, the holders of the Certificates will not be required to offer the indemnity in the event the holders, by exercising their voting rights, direct the institutional trustee to take any action following an acceleration event.

Paying Agent and CUSIP

In the event that the Certificates do not remain in book-entry only form, the institutional trustee will act as paying agent for the Certificates and may designate an additional or substitute paying agent at any time. In addition, registration of transfers of the Certificates will be effected without charge by or on behalf of the Trust, but upon payment, with the giving of such indemnity as the Trust or Citigroup Funding may require, in respect of any tax or other government charges which may be imposed in relation to it.

The CUSIP number for the Certificates is 78647Y100.

Calculation Agent

The Calculation Agent for the Certificates will be Citigroup Global Markets. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Trust, Citigroup Funding, Citigroup Inc. and the holders of the Certificates. Because the Calculation Agent is an affiliate of the Trust, Citigroup Funding and Citigroup Inc., potential conflicts of interest may exist between the Calculation Agent and the holders of the Certificates, including with respect to certain determinations and judgments that the Calculation Agent must make in determining amounts due to the holders of the Certificates. Citigroup Global Markets is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Governing Law

The amended and restated declaration of trust and the Certificates will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

DESCRIPTION OF THE EQUITY INDEX PARTICIPATION SECURITIES

Citigroup Funding is also by this offering document offering its Equity Index Participation Securities Linked to the Global Index Basket Due September 12, 2013 (the “Securities”). The description in this offering document of the particular terms of the Securities supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered securities set forth in the accompanying prospectus supplement and base prospectus relating to the Securities.

General

The Equity Index Participation Securities Linked to the Global Index Basket due September 12, 2013 are a series of debt securities issued by Citigroup Funding under the senior debt indenture described in the accompanying prospectus supplement and base prospectus relating to the Securities. Citigroup Funding will issue 2,154,100 Securities, 100 of which will be issued in connection with the Trust’s issuance of its common securities at an aggregate offering price of $17,642,079. The Securities will mature on September 12, 2013, the maturity date of the Certificates. Any payments due under the Securities are fully and unconditionally guaranteed by Citigroup Inc. The Securities will constitute part of the senior debt of Citigroup Funding and will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding. As a result of the Citigroup Inc. guarantee, any payments due under the Securities will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. The return of your initial investment in the Securities at maturity is not guaranteed. The Securities will be issued only in fully registered form and in denominations of $10 per Security and integral multiples thereof. The Trust will purchase all of the Securities from Citigroup Funding on the date on which the Certificates are issued, at a price of $8.19 per Security.

The Securities pay an amount at maturity that will depend on the percentage increase or decrease in the Ending Value of the Global Index Basket from its Starting Value. The Securities are not principal protected. If the Ending Value of the Global Index Basket is less than its Starting Value, the payment at maturity will be directly linked to the percentage decrease in the Ending Value of the Global Index Basket from its Starting Value, in which event the Securities may pay less than the initial issue price of $8.19. Thus, if you choose to exercise your exchange right, dispose of the Warrants and hold only the Securities, you will lose the benefit of principal protection at maturity. If the Ending Value of the Global Index Basket is greater than its Starting Value, the payment at maturity will be greater than the initial issue price. In this case, the appreciation on an investment in the Securities is expected to be 85% of the appreciation in the value of the Global Index Basket because of the Participation Rate, which is 85%.

You should refer to the accompanying prospectus supplement and base prospectus relating to the Securities for a detailed summary of additional provisions of the Securities and of the senior debt indenture under which the Securities will be issued.

Periodic Payments

Citigroup Funding will not make any periodic payments of interest or any other periodic payments on the Securities. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Global Index Basket.

Payment at Maturity of the Securities

The Securities will mature on September 12, 2013, the maturity date of the Certificates, subject to acceleration to the accelerated maturity date upon the occurrence of an acceleration event. See “— Acceleration of Maturity Date and Events of Default” below. At maturity, each Security will pay a Security Payment equal to the sum of $10 and the Security Return Amount, which may be positive, zero or negative.

Security Return Amount

The Security Return Amount will be based on the Basket Return of the Global Index Basket. The Basket Return, which is presented in this offering document as a percentage, will equal the following fraction:

Ending Value – Starting Value
Starting Value

The Security Return Amount depends on whether the Basket Return is positive, zero or negative.

•	If the Basket Return is positive, the Security Return Amount will equal the product of:

$10 × Basket Return × Participation Rate

The Participation Rate is 85%.

•	If the Basket Return is zero, (i.e., if the Ending Value equals the Starting Value), the Security Return Amount will be zero, and the payment at maturity on each Security will be $10.

•	If the Basket Return is negative, the Security Return Amount will equal the product of:

$10 × Basket Return

In this case, the Security Return Amount will be negative, and the Security Payment on each Security will be less than $10 and could be zero. Because your participation in the depreciation of the Global Index Basket is not limited to the Participation Rate, if the Ending Value is less than the Starting Value, you will participate fully in the depreciation of the Global Index Basket.

The “Starting Value” was set to 100 on the Pricing Date.

The “Ending Value” will be the closing value of the Global Index Basket on the Valuation Date.

The “Pricing Date” means the date of this offering document and the date on which the Certificates were priced for initial sale to the public.

The “Valuation Date” will be the third Index Business Day before the maturity date of the Certificates.

If the closing value of any of the indices comprising the Global Index Basket is not available on any Index Business Day because of a Market Disruption Event or otherwise, the value of that index for that Index Business Day, unless deferred by the Calculation Agent as described below, will be the arithmetic mean, as determined by the Calculation Agent, of the value of that index obtained from as many dealers in equity securities (which may include Citigroup Global Markets or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the Calculation Agent. The determination of the value of that index by the Calculation Agent in the event of a Market Disruption Event may be deferred by the Calculation Agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity. You should refer to “Description of the Certificates — Supplemental Distribution Amount” in this offering document for the definition of “Index Business Day” and “Market Disruption Event.” You should also refer to “Description of the Certificates — Discontinuance of an Index Comprising the Global Index Basket” and “— Alteration of Method of Calculation” in this offering document for more information on the determination of the value of the indices comprising the basket when the indices are discontinued or the method of calculation is altered.

Security Payment — Hypothetical Examples

The Basket Return and, therefore, the Security Return Amount, is dependent on the Ending Value of the Global Index Basket. Because the value of the Global Index Basket may be subject to significant variations over the term of the Securities, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity of the Securities. The examples of hypothetical Security Payments set forth below are intended to illustrate the effect of different Ending Values of the Global Index Basket on the amount payable on the Securities at maturity. All of the hypothetical examples assume the following:

•	Investment in the Securities: $8.30,

•	Starting Value of the Global Index Basket: 100,

•	Participation Rate: 85%, and

•	Term of the Securities: 5 years.

		Security			Total	Annualized
		Return		Security	Return on the	Return on the
Ending Value	Basket Return	Amount(1)		Payment(2)	Securities	Securities(3)
30.0	−70.00%	−$	7.00	$3.00	−63.86%	−18.42%
40.0	−60.00%	−$	6.00	$4.00	−51.81%	−13.58%
50.0	−50.00%	−$	5.00	$5.00	−39.76%	−9.64%
60.0	−40.00%	−$	4.00	$6.00	−27.71%	−6.28%
70.0	−30.00%	−$	3.00	$7.00	−15.66%	−3.35%
75.0	−25.00%	−$	2.50	$7.50	−9.64%	−2.01%
80.0	−20.00%	−$	2.00	$8.00	−3.61%	−0.73%
85.0	−15.00%	−$	1.50	$8.50	2.41%	0.48%
90.0	−10.00%	−$	1.00	$9.00	8.43%	1.63%
95.0	−5.00%	−$	0.50	$9.50	14.46%	2.74%
97.5	−2.50%	−$	0.25	$9.75	17.47%	3.27%
100.0	0.00%		$0.00	$10.00	20.48%	3.80%
102.5	2.50%		$0.21	$10.21	23.04%	4.23%
105.0	5.00%		$0.43	$10.43	25.60%	4.66%
107.5	7.50%		$0.64	$10.64	28.16%	5.09%
110.0	10.00%		$0.85	$10.85	30.72%	5.50%
115.0	15.00%		$1.28	$11.28	35.84%	6.32%
120.0	20.00%		$1.70	$11.70	40.96%	7.11%
125.0	25.00%		$2.13	$12.13	46.08%	7.87%
130.0	30.00%		$2.55	$12.55	51.20%	8.62%
140.0	40.00%		$3.40	$13.40	61.45%	10.05%
150.0	50.00%		$4.25	$14.25	71.69%	11.42%
160.0	60.00%		$5.10	$15.10	81.93%	12.71%

(1)	Security Return Amount = $10.00 × Basket Return × Participation Rate.

(2)	Security Payment = $10.00 + Security Return Amount.

(3)	Compounded annually.

The examples above are for purposes of illustration only. The actual Security Payment will depend on the actual Security Return Amount, which, in turn, will depend on the actual Ending Value and Participation Rate.

Redemption at the Option of the Holder; Defeasance

The Securities are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying base prospectus under “Description of Debt Securities — Defeasance.”

Acceleration of Maturity Date and Events of Default

If at any time an acceleration event occurs as described under “Description of the Certificates — Acceleration of Maturity Date; Enforcement of Right,” the Security Payment with respect to each Security will become immediately due and payable, and Citigroup Funding will pay the accelerated Security Payment to the holders of the Securities as soon as practicable following the occurrence of the acceleration event (whether or not the Securities are declared due and payable). In case an Event of Default (as defined in the accompanying base prospectus) other than an acceleration event described under “Description of the Certificates — Acceleration of Maturity Date; Enforcement of Right” with respect to any Security shall have occurred and be continuing, the indenture trustee and the holders of the Securities may declare the Securities due and payable as described in the accompanying base prospectus. The amount due and payable upon any acceleration of the Securities will be determined by the Calculation Agent and will equal, for each Security, the payment at maturity of the Securities, calculated as though the maturity of the Securities were the date of the occurrence of the acceleration event. See “— Payment at Maturity of the Securities” above. If a bankruptcy proceeding is commenced in respect of Citigroup Funding or Citigroup Inc., the beneficial owner of a Security will not be permitted to make a claim for unmatured interest and, therefore, the claim of the beneficial owner of a Security against the entity that becomes subject to a bankruptcy proceeding will be capped at the payment at maturity of the Securities, calculated as though the maturity date of the Securities were the date of the commencement of the proceeding.

In case of default in payment at maturity of the Securities, the Securities will bear interest, payable upon demand of the beneficial owners of the Securities in accordance with the terms of the Securities, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of 4.75% per annum on the unpaid amount.

Paying Agent, Trustee, Calculation Agent and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Securities and will also hold the global security representing the Securities as custodian for DTC. The Bank of New York, as successor trustee under an indenture dated as of June 1, 2005, will serve as indenture trustee for the Securities. Citigroup Global Markets will serve as Calculation Agent. Please refer to “Description of the Certificates — Calculation Agent” for more information on the Calculation Agent.

The CUSIP number for the Securities is 17313G415.

DESCRIPTION OF THE EQUITY INDEX WARRANTS

Citigroup Funding is also by this offering document offering its Equity Index Warrants Linked to the Global Index Basket Due September 12, 2013 (the “Warrants”). The description in this offering document of the particular terms of the Warrants supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered securities set forth in the accompanying prospectus supplement and base prospectus relating to the Warrants.

General

The Equity Index Warrants Linked to the Global Index Basket due September 12, 2013 are a series of index warrants issued by Citigroup Funding under a warrant agreement described in the accompanying prospectus supplement and base prospectus relating to the Warrants. Citigroup Funding will issue 2,154,100 Warrants, 100 of which will be issued in connection with the Trust’s issuance of its common securities, at an aggregate offering price of $3,898,921. The Warrants will be automatically exercised on September 12, 2013, the maturity date of the Certificates, and are not exercisable prior to that time. Any payments due on the Warrants are fully and unconditionally guaranteed by Citigroup Inc. The Warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding. As a result of the Citigroup Inc. guarantee, any payments due under the Warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. Each Warrant will have a notional amount of $10 and the Trust will purchase all of the Warrants from Citigroup Funding on the date on which the Certificates are issued, at a price of $1.81 per Warrant.

Upon exercise, the Warrants pay an amount that will depend on the percentage increase or decrease in the Ending Value of the Global Index Basket from its Starting Value. If the Ending Value of the Global Index Basket is greater than or equal to its Starting Value, the Warrants will pay zero. If the Ending Value of the Global Index Basket is less than its Starting Value, the payment on the Warrants will be inversely linked to the percentage decrease in the Ending Value of the basket from its Starting Value. As a result, if you choose to exercise your exchange right, dispose of the Securities and hold only the Warrants, you will lose the benefit of principal protection at maturity.

You should refer to the accompanying prospectus supplement and base prospectus relating to the Warrants for a detailed summary of additional provisions of the Warrants and of the warrant agreement under which the Warrants will be issued.

Periodic Payments

Citigroup Funding will not make any periodic payments of interest or any other payments on the Warrants until the Warrants are automatically exercised at maturity. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Global Index Basket.

Payment Upon Exercise of the Warrants

The Warrants will be automatically on September 12, 2013, the maturity date of the Certificates, and are not exercisable prior to that date, subject to acceleration to an earlier exercise date upon the occurrence of an acceleration event. See “— Acceleration of Exercise Date” below. Upon exercise, each Warrant will pay a Warrant Payment equal to the product of (a) $10 and (b) the Warrant Basket Return, provided that the Warrant Payment will not be less than zero.

The Warrant Basket Return, which is presented in this offering document as a percentage, will equal the following fraction:

Starting Value – Ending Value
Starting Value

The “Starting Value” was set to 100 on the Pricing Date.

The “Ending Value” will be the closing value of the Global Index Basket on the Valuation Date.

The “Pricing Date” means the date of this offering document and the date on which the Certificates were priced for initial sale to the public.

The “Valuation Date” will be the third Index Business Day before the maturity date of the Certificates.

If the closing value of any of the indices comprising the Global Index Basket is not available on any Index Business Day because of a Market Disruption Event or otherwise, the value of that index for that Index Business Day, unless deferred by the Calculation Agent as described below, will be the arithmetic mean, as determined by the Calculation Agent, of the value of that index obtained from as many dealers in equity securities (which may include Citigroup Global Markets or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the Calculation Agent. The determination of the value of an index by the Calculation Agent in the event of a Market Disruption Event may be deferred by the Calculation Agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity. You should refer to “Description of the Certificates — Supplemental Distribution Amount” in this offering document for the definition of “Index Business Day” and “Market Disruption Event.” You should also refer to “Description of the Certificates — Discontinuance of an Index Comprising the Global Index Basket” and “— Alteration of Method of Calculation” in this offering document for more information on the determination of the value of the indices comprising the basket when the indices are discontinued or the method of calculation is altered.

Warrant Payment — Hypothetical Examples

The Warrant Basket Return and, therefore, the Warrant Payment, is dependent on the Ending Value of the Global Index Basket. Because the value of the Global Index Basket may be subject to significant variations over the term of the Warrants, it is not possible to present a chart or table illustrating a complete range of possible payments upon exercise of the Warrants. The examples of hypothetical Warrant Payments set forth below are intended to illustrate the effect of different Ending Values of the Global Index Basket on the amount payable on the Warrants upon exercise. All of the hypothetical examples assume the following:

•	Investment in the Warrants: $1.70;

•	Starting Value of the Global Index Basket: 100;

•	Term of the Warrants: 5 years; and

•	The Warrant Payment cannot equal less than zero.

				Total	Annualized
		Warrant	Warrant	Return on	Return on
Ending Value	Basket Return	Basket Return	Payment(1)	the Warrants	the Warrants(2)
30.0	−70.00%	70.00%	$7.00	311.76%	32.72%
40.0	−60.00%	60.00%	$6.00	252.94%	28.69%
50.0	−50.00%	50.00%	$5.00	194.12%	24.08%
60.0	−40.00%	40.00%	$4.00	135.29%	18.66%
70.0	−30.00%	30.00%	$3.00	76.47%	12.03%
75.0	−25.00%	25.00%	$2.50	47.06%	8.02%
80.0	−20.00%	20.00%	$2.00	17.65%	3.30%
85.0	−15.00%	15.00%	$1.50	−11.76%	−2.47%
90.0	−10.00%	10.00%	$1.00	−41.18%	−10.07%
95.0	−5.00%	5.00%	$0.50	−70.59%	−21.71%
97.5	−2.50%	2.50%	$0.25	−85.29%	−31.84%
100.0	0.00%	0.00%	$0.00	−100.00%	−100.00%
102.5	2.50%	−2.50%	$0.00	−100.00%	−100.00%
105.0	5.00%	−5.00%	$0.00	−100.00%	−100.00%
107.5	7.50%	−7.50%	$0.00	−100.00%	−100.00%
110.0	10.00%	−10.00%	$0.00	−100.00%	−100.00%
115.0	15.00%	−15.00%	$0.00	−100.00%	−100.00%
120.0	20.00%	−20.00%	$0.00	−100.00%	−100.00%
125.0	25.00%	−25.00%	$0.00	−100.00%	−100.00%
130.0	30.00%	−30.00%	$0.00	−100.00%	−100.00%
140.0	40.00%	−40.00%	$0.00	−100.00%	−100.00%
150.0	50.00%	−50.00%	$0.00	−100.00%	−100.00%
160.0	60.00%	−60.00%	$0.00	−100.00%	−100.00%

(1)	Warrant Payment = $10.00 × Warrant Basket Return, provided that the Warrant Payment will not be less than zero.

(2)	Compounded annually.

The examples above are for purposes of illustration only. The actual Warrant Payment will depend on the actual Ending Value.

Acceleration of Exercise Date and Events of Default

If at any time an acceleration event occurs as described under “Description of the Certificates — Acceleration of Maturity Date; Enforcement of Right,” the Warrants will be automatically exercised, and Citigroup Funding will pay the accelerated Warrant Payment to the holders of the Warrants as soon as practicable following the occurrence of the acceleration event. The amount due and payable upon any acceleration of the Warrants will be determined by the Calculation Agent and will equal, for each Warrant, the payment upon exercise of the Warrants, calculated as though the exercise date of the Warrants were the date of the occurrence of the acceleration event. See “— Payment Upon Exercise of the Warrants” above.

In case of default in payment upon exercise of the Warrants, the Warrants will bear interest, payable upon demand of the beneficial owners of the Warrants in accordance with the terms of the Warrants, from and after the exercise date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of 4.75% per annum on the unpaid amount.

Warrant Agent, Paying Agent, Trustee, Calculation Agent and CUSIP

U.S. Bank National Association will serve as paying agent and registrar for the Warrants and will also hold the global security representing the Warrants as custodian for DTC. U.S. Bank National Association, as warrant agent under a warrant agreement dated as of November 22, 2006, will serve as warrant agent for the Warrants. Citigroup Global Markets will serve as Calculation Agent. Please refer to “Description of the Certificates — Calculation Agent” for more information on the Calculation Agent.

The CUSIP number for the Warrants is 17313G118.

Covenants

Limitations on Liens.  The warrant agreement provides that Citigroup Inc. will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock (as defined below) of any Significant Subsidiary (as defined below), whether such Voting Stock is owned or later acquired, without effectively providing that the Warrants and, at Citigroup Inc.’s option, any other senior indebtedness ranking equally and ratably with the Warrants, shall be secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Warrant Agreement, Section 8.04).

“Significant Subsidiary” means any Subsidiary (as defined below), including its Subsidiaries:

•	that has investments of and advances from Citigroup Inc. and its other subsidiaries exceeding 10 percent of the total consolidated assets of Citigroup Inc. and such other subsidiaries as of the end of the most recently completed fiscal year;

•	of which Citigroup Inc.’s and its other subsidiaries’ proportionate share of total assets (after intercompany elimination) exceeds 10 percent of the total consolidated assets of Citigroup Inc. and such other subsidiaries as of the end of the most recently completed fiscal year; or

•	of which Citigroup Inc.’s and its other subsidiaries’ equity in the income from continuing operations exceeds 10 percent of such consolidated income of Citigroup Inc. and such other subsidiaries for the most recently completed fiscal year.

“Subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by Citigroup Inc., and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Warrant Agreement, Sections 1.01 and 8.04).

Limitations on Mergers and Sales of Assets.  The warrant agreement provides that neither Citigroup Funding nor Citigroup Inc. will merge or consolidate with another corporation or sell other than for cash or lease all or substantially all their assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

•	the successor corporation, if other than Citigroup Funding or Citigroup Inc., as applicable, expressly assumes by supplemental warrant agreement the obligations of Citigroup Funding or Citigroup Inc., as applicable, under the warrant agreement; and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the warrant agreement (Warrant Agreement, Sections 5.01 and 8.05).

Other than the restrictions described above, the warrant agreement does not contain any covenants or provisions that would protect holders of the Warrants in the event of a highly leveraged transaction.

Modification of the Warrant Agreement

The warrant agreement modifies the modification provisions of the form of index warrant agreement described in the accompanying base prospectus as follows: Citigroup Inc., Citigroup Funding and the warrant agent may, with the consent of the holders of not less than a majority of the then outstanding Warrants, increase the amount to be paid to the holder upon exercise of a Warrant.

DESCRIPTION OF THE CERTIFICATE GUARANTEE

Set forth below is a summary of information concerning the full and unconditional guarantee, which we refer to as the Certificate Guarantee, that will be executed and delivered by each of Citigroup Funding and Citigroup Inc. for the benefit of the holders of the Certificates. The Certificate Guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as guarantee trustee under the Certificate Guarantee. The terms of the Certificate Guarantee will be those set forth in the Certificate Guarantee and those made part of the Certificate Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Certificate Guarantee, which is filed as an exhibit to the registration statement of which this offering document forms a part, and the Trust Indenture Act. The Certificate Guarantee will be held by the guarantee trustee for the benefit of the holders of the Certificates.

You should refer to the accompanying prospectus supplements and base prospectus for a discussion of the Citigroup Inc. guarantee relating to each of the Securities and the Warrants.

General

Under the Certificate Guarantee, Citigroup Funding will fully and unconditionally agree to pay in full to the holders of the Certificates, except to the extent paid by the Trust, as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments:

•	any maturity payment that is required to be made in respect of the Certificates, to the extent the Trust has funds legally available for this payment,

•	any accelerated maturity payment that is required to be made in respect of the Certificates, to the extent the Trust has funds legally available for this payment, and

•	any other remaining assets of the Trust upon liquidation of the Trust.

Citigroup Funding’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup Funding to the holders of the Certificates or by causing the Trust to pay such amounts to such holders.

In addition, under the Certificate Guarantee, Citigroup Inc. will fully and unconditionally guarantee Citigroup Funding’s guarantee obligations to the same extent as Citigroup Funding guarantees the Trust’s payment obligations under the Certificates. If for any reason Citigroup Funding does not make any required guarantee payment when due, either by direct payment of the required amounts to the holders of the Certificates or by causing the Trust to pay such amounts to such holders, Citigroup Inc. will cause such guarantee payment to be made at the same address at which Citigroup Funding is obligated to make such guarantee payment. The holders of the Certificates will be entitled to payment under the Certificate Guarantee without taking any action whatsoever against the Trust or Citigroup Funding, as the case may be. Each of Citigroup Funding’s and Citigroup Inc.’s obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to the Trust or Citigroup Funding, as the case may be, pursuant to any applicable law or statute.

The Certificate Guarantee will be a guarantee with respect to the Certificates from the time of issuance of the Certificates but will not apply to any maturity payment or accelerated maturity payment, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust has funds legally available for these payments. If Citigroup Funding or Citigroup Inc. does not pay the aggregate Security Payment or Warrant Payment or the aggregate accelerated Security Payment or Warrant Payment, as the case may be, to the Trust upon maturity or exercise of the Securities or Warrants, as applicable, including maturity or exercise as a result of the occurrence of an acceleration event, the Trust will not have funds available to pay the maturity payment or accelerated maturity payment to holders of the Certificates. The Certificate Guarantee, when taken together with Citigroup Funding’s obligations under the Securities and the Warrants, Citigroup Inc.’s guarantee of each of the Securities and the Warrants, the related indenture, the related warrant agreement, the amended and restated

declaration of trust, and Citigroup Funding’s and Citigroup Inc.’s obligations to pay all fees, costs, expenses, debts and liabilities of the Trust, other than with respect to Trust Securities, will provide a full and unconditional guarantee by each of Citigroup Funding and Citigroup Inc. of the Trust’s obligations under the Certificates.

Modifications of the Certificate Guarantee; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of the Certificates, in which case no vote will be required, the Certificate Guarantee may be amended only with the prior approval of the holders of a majority of the outstanding Certificates. All guarantees and agreements contained in the Certificate Guarantee will bind the successors, assignees, receivers, trustees and representatives of Citigroup Funding and Citigroup Inc. and shall inure to the benefit of the holders of the Certificates then outstanding.

Certificate Guarantee Enforcement Events

An enforcement event under the Certificate Guarantee will occur upon the failure of Citigroup Funding or Citigroup Inc., as applicable, to perform any of their respective payment or other obligations thereunder. The holders of a majority of the Certificates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Certificate Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Certificate Guarantee. If the guarantee trustee fails to enforce the guarantee trustee’s rights under the Certificate Guarantee, any holder of the Certificates may directly institute a legal proceeding against Citigroup Funding or Citigroup Inc., as applicable, to enforce the guarantee trustee’s rights under the Certificate Guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity. A holder of the Certificates may also directly institute a legal proceeding against Citigroup Funding or Citigroup Inc., as applicable, to enforce such holder’s right to receive payment under the Certificate Guarantee without first directing the guarantee trustee to enforce the terms of the Certificate Guarantee or instituting a legal proceeding against the Trust or any other person or entity.

Citigroup Funding and Citigroup Inc. will be required to provide annually to the guarantee trustee a statement as to the performance by Citigroup Funding and Citigroup Inc. of certain of their obligations under the Certificate Guarantee and as to any default in such performance.

Information Concerning the Guarantee Trustee

The guarantee trustee, prior to the occurrence of a default with respect to the Certificate Guarantee and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the Certificate Guarantee. If any default occurs with respect to the Certificate Guarantee that has not been cured or waived and the guarantee trustee has actual knowledge of it, the guarantee trustee will exercise its rights and powers under the Certificate Guarantee, and use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the Certificate Guarantee at the request of any holder of the Certificates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Certificate Guarantee

The Certificate Guarantee will terminate as to the Certificates upon full payment to the holders of the Certificates of

•	the maturity payment,

•	the accelerated maturity payment, or

•	the amounts payable in accordance with the amended and restated declaration of trust upon liquidation of the Trust.

The Certificate Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Certificates must restore payment of any sum paid under the Certificates or the Certificate Guarantee.

Status of the Certificate Guarantee

The Certificate Guarantee will constitute a guarantee of payment and not of collection. The guaranteed party may institute a legal proceeding directly against either Citigroup Funding or Citigroup Inc. to enforce its rights under the Certificate Guarantee without first instituting a legal proceeding against any other person or entity.

Governing Law

The Certificate Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF THE GLOBAL INDEX BASKET

General

The Global Index Basket was established on the Pricing Date and will be calculated by Citigroup Global Markets, as Calculation Agent. The Global Index Basket will represent the values of three equity indices from the Pricing Date through the Valuation Date: the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the S&P BRIC 40® Index. The three indices included in the Global Index Basket were initially weighted approximately one-third each, as set forth below, based on the value of each index on the Pricing Date, as determined by the Calculation Agent, to achieve a Starting Value of 100 for the Global Index Basket on that date:

Underlying Index	Percentage of Basket	Initial Index Value	Basket Composition Ratio

S&P 500® Index	33.4%	1,266.84	0.026365
Dow Jones EURO STOXX 50® Index	33.3%	3,280.41	0.010151
S&P BRIC 40® Index	33.3%	2,480.65	0.013424

The value of the Global Index Basket on any Index Business Day, including the Valuation Date, will equal the sum of the products of each index’s closing level and that index’s basket composition ratio. The value of the Global Index Basket will be published by the New York Stock Exchange under the symbol “CGAHB.” However, for purposes of calculating amounts due to holders of the Certificates, the Securities and the Warrants, the value of the Global Index Basket will be determined as described in this section.

Hypothetical Historical Data on the Global Index Basket

The following table sets forth the hypothetical historical closing values of the Global Index Basket on the last Index Business Day of each month, commencing on January 2003 and ending in July 2008. Each value was calculated as if the Global Index Basket had been created on January 2, 2003 with an initial value of 100. The Global Index Basket will actually be established on the Pricing Date with an initial value of 100. The hypothetical historical closing values set forth below in the graph have not been reviewed or verified by S&P, Dow Jones or any other independent third party.

Actual historical closing values of each component index were used to calculate the hypothetical historical closing values of the Global Index Basket. However, these hypothetical historical closing values should not be taken as an indication of the actual composition of the Global Index Basket on the Pricing Date or the future performance of the Global Index Basket. Any hypothetical historical upward or downward trend in the value of the Global Index Basket during any period set forth below is not an indication that the Global Index Basket is more or less likely to increase or decrease at any time during the term of the Certificates.

	2003	2004	2005	2006	2007	2008

January	94.25	139.59	149.87	205.70	254.46	290.28
February	92.67	145.22	159.55	208.54	246.95	304.09
March	91.40	143.02	153.64	211.17	255.03	289.02
April	101.64	132.47	148.64	220.54	263.02	319.59
May	106.42	132.74	154.85	203.47	271.77	328.37
June	110.58	134.92	160.17	208.66	281.66	296.91
July	113.08	132.39	168.46	213.94	287.36	284.12
August	119.03	134.36	171.70	218.44	290.81
September	118.30	139.91	183.74	220.27	323.84
October	124.48	142.04	174.14	232.43	361.97
November	126.88	147.55	183.37	243.95	337.74
December	137.73	151.41	187.68	258.76	337.28

The following graph sets forth the hypothetical historical closing values of the Global Index Basket on each Index Business Day commencing on January 2, 2003 and ending on August 25, 2008. Hypothetical past movements of the Global Index Basket are not indicative of future closing values.

The source of the data on each component index used to compute the hypothetical historical closing values of the Global Index Basket is Bloomberg.

DESCRIPTION OF THE S&P 500® INDEX

General

Unless otherwise stated, we have derived all information regarding the S&P 500® Index provided in this offering document, including its composition, method of calculation and changes in components, from Standard & Poor’s (“S&P”), publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of, the S&P 500® Index at any time. None of Citigroup Inc., Citigroup Funding, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the S&P 500® Index.

The S&P 500® Index is published by S&P and is intended to provide a performance benchmark for the U.S. equity markets. S&P chooses companies for inclusion with an aim of achieving a distribution by broad industry groupings. The calculation of the value is based on the relative aggregate market value of the common stocks of 500 companies at a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The weighting and composition of the index components are updated periodically so that the S&P 500® Index reflects the performance of the U.S. equity markets.

As of June 30, 2008, the common stocks of 422 of the 500 companies included in the S&P 500® Index were listed on the New York Stock Exchange (the “NYSE”). As of June 30, 2008, the aggregate market value of the

500 companies included in the S&P 500® Index represented approximately 73% of the U.S. equities market. S&P chooses companies for inclusion in the S&P 500® Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock composition of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company.

As of June 30, 2008, the 500 companies included in the S&P 500® Index were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the percentage of companies currently included in such sectors indicated in parentheses): Consumer Discretionary (8.1%), Consumer Staples (10.8%), Energy (16.2%), Financials (14.3%), Health Care (11.9%), Industrials (11.1%), Information Technology (16.4%), Materials (3.8%), Telecommunication Services (3.3%) and Utilities (4.0%). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

THE S&P 500® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS INCLUDED IN IT AND THEREFORE THE RETURN ON THE CERTIFICATES, THE SECURITIES AND THE WARRANTS WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the S&P 500® Index

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, S&P completed the full float adjustment of the S&P 500® Index. S&P’s criteria for selecting stocks for the Index were not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its market value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors and not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by governmental entities, including all levels of government in the United States or foreign countries; and

•	holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index will then be calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all S&P 500® Index component stocks relative to the S&P 500® Index’s base period of 1941-43 (the “base period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total market value of the S&P 500® component stocks during the base period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the S&P 500® Component Stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“index maintenance”).

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions that affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All index divisor adjustments are made after the close of trading. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require index divisor adjustments.

Historical Data on the S&P 500® Index

The following table sets forth the closing value of the S&P 500® Index on the last Index Business Day of each month in the period from January 2003 through July 2008. These historical data on the S&P 500® Index are not necessarily indicative of the future performance of the S&P 500® Index or what the market value of the Certificates, the Securities and the Warrants may be. Any historical upward or downward trend in the value of the S&P 500® Index during any period set forth below is not an indication that the S&P 500® Index is more or less likely to increase or decrease at any time during the term of the Certificates, the Securities and the Warrants.

	2003	2004	2005	2006	2007	2008

January	855.70	1,131.13	1,181.27	1,280.08	1,438.24	1,378.55
February	841.15	1,144.94	1,203.60	1,280.66	1,406.82	1,330.63
March	848.18	1,126.21	1,180.59	1,294.83	1,420.86	1,322.70
April	916.92	1,107.30	1,156.85	1,310.61	1,482.37	1,385.59
May	963.59	1,120.68	1,191.50	1,270.09	1,530.62	1,400.38
June	974.50	1,140.84	1,191.33	1,270.20	1,503.35	1,280.00
July	990.31	1,101.72	1,234.18	1,276.66	1,455.27	1,267.38
August	1,008.01	1,104.24	1,220.33	1,303.82	1,473.99
September	995.97	1,114.58	1,228.81	1,335.85	1,526.75
October	1,050.71	1,130.20	1,207.01	1,377.94	1,549.38
November	1,058.20	1,173.82	1,249.48	1,400.63	1,481.14
December	1,111.92	1,211.92	1,248.29	1,418.30	1,468.36

The closing value of the S&P 500® Index on August 25, 2008 was 1,266.84.

The following graph illustrates the historical performance of the S&P 500® Index based on the closing value thereof on each Index Business Day from January 2, 2003 through August 25, 2008. Past movements of the index are not indicative of future index values.

License Agreement

S&P and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain financial instruments, including the Certificates, the Securities and the Warrants.

The license agreement between S&P and Citigroup Global Markets provides that the following language must be stated in this offering document.

“The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the Certificates, the Securities or the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Certificates, the Securities or the Warrants particularly. S&P’s only relationship to Citigroup Funding and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P and of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to Citigroup Funding, its affiliates or the Certificates, the Securities or the Warrants. S&P has no obligation to take the needs of Citigroup Funding, its affiliates or the holders of the Certificates, the Securities or the Warrants into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at or quantities of the Certificates, the Securities or the Warrants to be issued or in the determination or calculation of the equation by which the Certificates, the Securities or the Warrants are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Certificates, the Securities or the Warrants.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, HOLDERS OF THE CERTIFICATES, THE SECURITIES OR THE WARRANTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND CITIGROUP FUNDING.”

DESCRIPTION OF THE DOW JONES EURO STOXX 50® INDEX

General

Unless otherwise stated, we have derived all information regarding the Dow Jones EURO STOXX 50® Index provided in this offering summary, including its composition, method of calculation and changes in components, from STOXX, publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, STOXX. STOXX is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Dow Jones EURO STOXX 50® Index at any time. None of Citigroup Inc., Citigroup Funding or Citigroup Global Markets assumes any responsibility for the accuracy or completeness of any information relating to the Dow Jones EURO STOXX 50® Index.

STOXX, a joint venture between Deutsche Börse AG, Dow Jones & Company and the SWX Group, publishes the Dow Jones EURO STOXX 50® Index, a free-float capitalization-weighted index designed to provide a blue chip representation of 50 Supersector leaders in the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain). Publication of the Dow Jones EURO STOXX 50® Index began on February 28, 1998, based on an initial value of 1000 on December 31, 1991. The value of the Dow Jones EURO STOXX 50® Index is published in both euros and U.S. dollars. The Certificates, the Securities and the Warrants will be based on the value of the Dow Jones EURO STOXX 50® Index as calculated and published in euros.

According to STOXX, as of June 30, 2008, the market capitalization of the 50 companies included in the Dow Jones EURO STOXX 50® Index ranged from a high of €114.74 billion to a low of €8.94 billion. The ten companies with the highest weighting in the Dow Jones EURO STOXX 50® Index represented approximately 38.46% of the index, while the ten companies with the smallest weighting represented approximately 7.66% of the index. The countries that are represented in the index account for the following approximate percentages: (1) France, 32.4%, (2) Germany, 28.4%, (3) Spain, 13.7%, (4) Italy, 12.0%, (5) the Netherlands, 7.1%, (6) Finland, 3.4%, and (7) Luxemburg, 3.0%. The companies that are included in the Dow Jones EURO STOXX 50® Index are representative of the broad market in the Eurozone and of a wide array of Eurozone industries including the following: automobile; banking; basic resource; chemical; construction; food and beverage; health care; industrial; insurance; media; oil and gas; personal and household goods; retail; technology; telecommunications; and utilities.

THE DOW JONES EURO STOXX 50® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE RETURN ON THE CERTIFICATES, THE SECURITIES AND THE WARRANTS WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the Dow Jones EURO STOXX 50® Index

While STOXX currently employs the following methodology to calculate the Dow Jones EURO STOXX 50® Index, no assurance can be given that STOXX will not modify or change such methodology in a manner that may affect the amount, if any, payable to the beneficial owners of the Certificates, the Securities or the Warrants.

The 50 stocks comprising the Dow Jones EURO STOXX 50® Index are selected from among the components of the 18 Dow Jones EURO STOXX Supersector indices, which represents the Eurozone portion of the Dow Jones STOXX 600 Supersector indices. The Dow Jones EURO STOXX 50® Index captures approximately 60% of the free-float market capitalization of the Dow Jones EURO STOXX Total Market Index, which in turn covers approximately 95% of the free-float market capitalization of the represented countries.

Within each of the 18 Dow Jones EURO STOXX market sector indexes, the component stocks are ranked by free-float market capitalization. The largest stocks from each market sector index are added to the Dow Jones EURO STOXX 50® Index selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones EURO STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Lastly, any remaining stocks that are current Dow Jones EURO STOXX 50® Index components are added to the selection list. (In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list.)

All the stocks on the selection list are then ranked by free-float market capitalization. The 40 largest stocks on the selection list are chosen as components of the Dow Jones EURO STOXX 50® Index. Any remaining current components of the Dow Jones EURO STOXX 50® Index ranked between 41 and 60 are also added as index components. If the component number is still below 50, then the largest stocks on the selection list are added until the index contains 50 stocks.

The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, and changes are implemented on the third Friday in September of each year, using market data from the end of August of that year as the basis for the review process. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes those companies that, within the eligible countries and within each industry sector, have the greatest market capitalization. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made entirely by STOXX without consultation with the companies represented in the Dow Jones EURO STOXX 50® Index. The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis, and change in the composition of the Dow Jones EURO STOXX 50® Index may be necessary if there have been extraordinary events for one of the issuers of the underlying securities, e.g., delisting, bankruptcy, merger or takeover. In these cases, the event is taken into account as soon as it is effective. In order to avoid distortions, changes in the index for dividends, stock splits, rights offerings, spin-offs, repurchases and the like are made on a quarterly basis, unless the number of outstanding shares of a component company changes by more than 10%, in which case the adjustment is made immediately. The underlying securities may be changed at any time for any reason.

Free-float market capitalization is the portion of a stock’s total market capitalization that is available for trading. No component’s weight is permitted to exceed 10% of the index’s total free-float market capitalization. The weights are reviewed quarterly. If any component stock exceeds 10% of the value of the index, STOXX will cap that stock’s representation in the index at 10%, which will be fixed until the next quarterly review.

Neither Dow Jones nor STOXX is under any obligation to continue the calculation and dissemination of the Dow Jones EURO STOXX 50® Index. The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by either Dow Jones or STOXX. No inference should be drawn from the information contained in this offering summary that either Dow Jones or STOXX makes any representation or warranty, implied or express, to us, the holders of the Certificates, the Securities or the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Certificates, the Securities or the Warrants in particular or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. Neither Dow Jones nor STOXX has any obligation to take our needs or those of the holders of the Certificates, the Securities or the Warrants into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. Dow Jones and STOXX are not responsible for, and have not participated in the determination of, the timing of, prices for, or quantities of, the Certificates, the Securities or the Warrants to be issued or in the determination or calculation of the equation by which any amount payable with respect to the Certificates, the Securities or the Warrants is set. Dow Jones and STOXX have no obligation or liability in connection with the administration, marketing or trading of the Certificates, the Securities or the Warrants.

Historical Data on the Dow Jones EURO STOXX 50® Index

The following table sets forth the closing value of the Dow Jones EURO STOXX 50® Index on the last Index Business Day of each month in the period from January 2003 through July 2008. These historical data on the Dow Jones EURO STOXX 50® Index are not indicative of the future performance of the Dow Jones EURO STOXX 50® Index or what the market value of the Certificates, the Securities or the Warrants may be. Any historical upward or downward trend in the value of the Dow Jones EURO STOXX 50® Index during any period set forth below is not an indication that the Dow Jones EURO STOXX 50® Index is more or less likely to increase or decrease at any time during the term of the Certificates, the Securities or the Warrants.

	2003	2004	2005	2006	2007	2008

January	2,248.17	2,839.13	2,984.59	3,691.41	4,178.54	3,792.80
February	2,140.73	2,893.18	3,058.32	3,774.51	4,087.12	3,724.50
March	2,036.86	2,787.49	3,055.73	3,853.74	4,181.03	3,628.06
April	2,324.23	2,787.48	2,930.10	3,839.90	4,392.34	3,825.02
May	2,330.06	2,749.62	3,076.70	3,637.17	4,512.65	3,777.85
June	2,419.51	2,811.08	3,181.54	3,648.92	4,489.77	3,352.81
July	2,519.79	2,720.05	3,326.51	3,691.87	4,315.69	3,367.82
August	2,556.71	2,670.79	3,263.78	3,808.70	4,294.56
September	2,395.87	2,726.30	3,428.51	3,899.41	4,381.71
October	2,575.04	2,811.72	3,320.15	4,004.80	4,489.79
November	2,630.47	2,876.39	3,447.07	3,987.23	4,394.95
December	2,760.66	2,951.01	3,578.93	4,119.94	4,399.72

The closing value of the Dow Jones EURO STOXX 50® Index on August 25, 2008 was 3,280.41.

Historical Closing Values

The following graph illustrates the historical performance of the Dow Jones EURO STOXX 50® Index based on the closing value thereof on each Index Business Day from January 2, 2003 through August 25, 2008. Past movements of the index are not indicative of future index values.

License Agreement

STOXX, Dow Jones and an affiliate of Citigroup Funding have entered into a nonexclusive license agreement providing for the license to Citigroup Funding in exchange for a fee, of the right to use indices owned and published by STOXX and Dow Jones in connection with certain securities, including the Certificates, the Securities and the Warrants.

The license agreement provides that the following language must be stated in this offering summary.

“STOXX and Dow Jones have no relationship to Citigroup Funding, other than the licensing of the use of the Dow Jones EURO STOXX 50® Index and the related trademarks as the case may be for use in connection with the calculation of the Certificates, the Securities or the Warrants.

STOXX and Dow Jones do not:

•	sponsor, endorse, sell or promote the Certificates, the Securities or the Warrants;

•	make investment recommendations that any person invest in the Certificates, the Securities or the Warrants or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Certificates, the Securities or the Warrants;

•	have any responsibility or liability for the administration, management or marketing of the Certificates, the Securities or the Warrants; or

•	consider the Certificates, the Securities or the Warrants or the owners of the Certificates, the Securities or the Warrants in determining, composing or calculating the Dow Jones EURO STOXX 50® Index or have any obligation to do so.

NEITHER STOXX NOR DOW JONES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND NEITHER STOXX NOR DOW JONES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN, NEITHER STOXX NOR DOW JONES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, OWNERS OF THE CERTIFICATES, THE SECURITIES OR THE WARRANTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER DOW JONES NOR STOXX MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES OR STOXX HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

The license agreement is solely for the benefit of Citigroup Funding and its affiliates, Dow Jones and STOXX and not for the benefit of the owners of the Certificates, the Securities or the Warrants or any other third parties.

DESCRIPTION OF THE S&P BRIC 40® INDEX

General

Unless otherwise stated, we have derived all information regarding the S&P BRIC 40® Index provided in this offering document, including its composition, method of calculation and changes in components, from S&P, publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of, the S&P BRIC 40® Index at any time. We do not assume any responsibility for the accuracy or completeness of any information relating to the S&P BRIC 40® Index.

The S&P BRIC 40® Index is a basket of 40 leading securities, representing the largest and most liquid companies in Brazil, Russia, India and China (BRIC). S&P BRIC 40® Index uses data from the S&P Emerging Markets Database (EMDB), which contains the oldest and deepest data history or emerging markets equities. S&P BRIC 40® Index has historical data back to February 2, 2001. The base value of the S&P BRIC 40® Index is 874.48 on February 2, 2004. As of December 31, 2007, the companies included in the S&P BRIC 40® Index were divided into eight industry sectors: Energy, Financials, Industrials, Information Technology, Materials, Telecommunication Services, Utilities and Consumer Staples.

THE S&P BRIC 40® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE RETURN ON THE CERTIFICATES, THE SECURITIES AND THE WARRANTS WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the S&P BRIC 40® Index

There are two steps in the creation of the S&P BRIC 40® Index. The first is the selection of the 40 companies; the second is the weighting of the index constituents as follows:

1.	All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China comprise the initial selection universe.

2.	All companies that do not have a developed market listing are removed from the list.

3.	Average three-month daily value traded (hereafter referred to as “liquidity”) and float-adjusted market capitalization (hereafter referred to as “market cap”), as of the reference date, are measured.

4.	All stocks with a market cap of less than US$1 billion (the “Market Cap Threshold”) and/or liquidity of less than US$5 million (the “Liquidity Threshold”) are removed.

5.	If a company has multiple share classes, the share class with the lower liquidity is removed.

6.	The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization. The top forty become index members.

The S&P BRIC 40® Index methodology employs a modified market capitalization-weighting scheme, using a divisor methodology that stipulates that, at rebalancing, no stock can have a weight of more than 10% in the index and the minimum initial portfolio size that can be turned over in a single day (based on recent trading volumes) cannot be lower than US$600 million. In order to uphold these parameters, the index uses a modified market capitalization-weighting scheme. Modifications are made to market cap weights, if required, to reflect available float, reduce single stock concentration and enhance index basket liquidity.

According to the methodology, the parameters of portfolio size and maximum weight can be changed during the annual rebalancing period depending upon market circumstances. The index is rebalanced once a year in December. The annual rebalancing of the index is effective after the market close of the third Friday of December. The reference date for the data used in the review is the third Friday of November. In addition to the annual rebalancing, a mid-year review is carried out to ensure the index’s representation is current and up to date. A full rebalance will be effective only if 3 of the biggest 30 stocks from all eligible companies are not in the index at the mid-year review. Through the year, companies may be deleted due to corporate events such as mergers, acquisitions, takeovers, or delistings. The table below summarizes the types of index maintenance adjustments applied in calculating the S&P BRIC 40® Index, and indicates whether or not an index divisor adjustment is required.

Divisor
Adjustment
Type of Corporate Action	Adjustment Made to Index	Required

Spin-Off	No weight change. The price is adjusted to Price of Parent Company minus (Price of Spin-off company/Share Exchange Ratio). Index Shares change so that the company’s weight remains the same as its weight before the spin-off.	No
Rights offering	The price is adjusted thus: ([Ratio Received × Rights Price] + [Ratio Held × Close Price])/([Ratio Received + Ratio Held] × Close Price). Index Shares are changed correspondingly so that there is no change in weight.	No
Stock Split	Index Shares are multiplied by and price is divided by the split factor.	No
Share Issuance or Reduction	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per-share special dividend amount after the close of trading on the day before ex-date.	Yes
Delisting	The stock is removed. No replacements are made.	Yes
Merger or Acquisition	If the surviving company is already an index member, it is retained in the index. If the surviving company does not belong to the BRIC countries or does not maintain the exchange listing included in the index, it is removed. An announcement will be made in other cases.	Yes, if there is a removal.

Historical Data on the S&P BRIC 40® Index

The following table sets forth the closing value of the S&P BRIC 40® Index on the last Index Business Day of each month in the period from January 2003 through July 2008. These historical data on the S&P BRIC 40® Index are not indicative of the future performance of the S&P BRIC 40® Index or what the market value of the Certificates, the Securities or the Warrants may be. Any historical upward or downward trend in the value of the S&P BRIC 40® Index during any period set forth below is not an indication that the S&P BRIC 40® Index is more or less likely to increase or decrease at any time during the term of the Certificates, the Securities or the Warrants.

	2003	2004	2005	2006	2007	2008

January	474.87	867.75	961.09	1,575.05	2,098.12	2,715.39
February	480.23	930.92	1,074.02	1,599.68	2,024.38	2,951.29
March	478.05	929.27	1,002.04	1,614.88	2,114.87	2,757.88
April	534.21	788.05	966.65	1,743.36	2,157.09	3,125.45
May	577.00	792.05	1,009.56	1,558.56	2,234.26	3,252.26
June	613.99	801.02	1,066.05	1,630.68	2,394.46	2,945.33
July	622.48	802.64	1,134.86	1,694.69	2,534.32	2,766.03
August	691.47	838.89	1,200.43	1,722.80	2,577.89
September	717.72	902.36	1,337.18	1,715.05	3,006.69
October	743.64	908.55	1,231.71	1,847.16	3,520.51
November	763.45	952.32	1,317.51	2,003.46	3,227.20
December	866.07	973.47	1,354.94	2,181.25	3,226.50

The closing value of the S&P BRIC 40® Index on August 25, 2008 was 2,480.65.

Historical Closing Values

The following graph illustrates the historical performance of the S&P BRIC 40® Index based on the closing value thereof on each Index Business Day from January 2, 2003 through August 25, 2008. Past movements of the index are not indicative of future index values.

License Agreement

S&P and Citigroup Global Markets, an affiliate of Citigroup Funding Inc., have entered into a non-exclusive license agreement providing for the license to Citigroup Global Markets and its affiliates, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain financial instruments, including the Notes.

The license agreement between S&P and Citigroup Global Markets provides that the following language must be stated in this Disclosure Supplement.

“The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the Certificates, the Securities or the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Certificates, the Securities or the Warrants particularly. S&P’s only relationship to Citigroup Funding Inc. is the licensing of certain trademarks, trade names and service marks of S&P and of the S&P BRIC 40® Index, which is determined, composed and calculated by S&P without regard to Citigroup Funding Inc. or the Notes. S&P has no obligation to take the needs of Citigroup Funding Inc. or the holders of the Certificates, the Securities or the Warrants into consideration in determining, composing or calculating the S&P BRIC 40® Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Certificates, the Securities or the Warrants to be issued. S&P has no obligation or liability in connection with the administration, marketing or trading of the Certificates, the Securities or the Warrants.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P BRIC 40® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY

ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, HOLDERS OF THE CERTIFICATES, THE SECURITIES OR THE WARRANTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P BRIC 40® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P BRIC 40® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND CITIGROUP FUNDING.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the principal U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Certificates. Unless otherwise specifically indicated, this summary addresses the tax consequences only to a person that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Certificates (a “U.S. Holder”). All references to “holders” (including U.S. Holders) in this section are to beneficial owners of the Certificates. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Certificates by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that will hold the Certificates as part of a position in a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, who hold other stocks or securities reflecting positions in the Underlying Basket or investment portfolios that include shares of any of the companies included in the indices comprising the Underlying Basket, or who acquire Certificates within 30 days of selling such positions or shares, (iii) persons whose functional currency is not the United States dollar, (iv) persons that do not hold the Certificates as capital assets or (v) persons that did not purchase the Certificates in the initial offering.

This summary is based on United States federal income tax laws, regulations, rulings and decisions in effect as of the date of this offering document, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

The following discussion assumes that none of the companies included in the Underlying Basket is or will become at any time during the term of the Certificates, a passive foreign investment company for U.S. federal income tax purposes. Prospective investors should note that if that assumption is not accurate, then it is possible that the U.S. federal income tax consequences of owning the Certificates would differ significantly from the consequences described below.

The discussion below contains certain statements regarding the advisability of certain tax elections. These statements are of a general nature and are not addressed to any taxpayer’s particular circumstances. A PROSPECTIVE INVESTOR IN THE CERTIFICATES SHOULD CONSULT ITS OWN TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE CERTIFICATES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Tax Status of the Trust

The Trust will be treated as a grantor trust owned solely by the present and future holders of Certificates for U.S. federal income tax purposes, and accordingly, income received by the Trust will be treated as income of the holders of the Certificates in the manner set forth below.

Characterization of Trust Assets

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of the Securities and the Warrants. Pursuant to the amended and restated declaration of trust of the Trust, every holder of the Certificates, the Trust and Citigroup Funding agrees to characterize and treat for U.S. federal income tax purposes, in the absence of an administrative determination or judicial ruling to the contrary, (i) the Security and the Warrant as two separate financial instruments; (ii) each Security as a cash-settled variable prepaid forward contract with respect to the Underlying Basket under which at the time of issuance of the Certificates, you pay Citigroup Funding, with respect to the Security, the amount set forth on the cover page of this offering document as the offering price for the Security (the “issue price”) in consideration for Citigroup Funding’s obligation to deliver to you at maturity of the Security a cash amount equal to $10 plus a Security Return Amount (which may be positive, zero, or negative) based upon the performance of the Underlying Basket, in full satisfaction of its obligation under such forward contract; and (iii) each Warrant as a cash-settled put option with respect to the Underlying Basket under which at the time of issuance of the Certificates, with respect to the Warrant, you pay Citigroup Funding the amount set forth on the cover page of this offering document as the offering price for the Warrant (the “option premium”) in consideration for the right to sell to Citigroup Funding at expiration of the Warrant, for a cash amount equal to $10, a notional position in the Underlying Basket with an initial value of $10.

The Trust and Citigroup Funding will report to you and to the Internal Revenue Service (“IRS”) the payments under the Securities and the Warrants according to this agreed-to characterization and treatment. Unless explicitly stated otherwise, based on the agreement above and certain representations made by Citigroup Funding with respect to the Securities and the Warrants, the remainder of this section “Certain United States Federal Income Tax Considerations” assumes that you will be treated as the owner of your pro rata portion of two separate financial instruments consisting of the Security and the Warrant, rather than as the owner of a single financial instrument. Prospective investors in the Certificates should be aware, however, that no ruling is being requested from the IRS with respect to the Securities and the Warrants and the IRS might take a different view as to the proper characterization of the Securities or of the Warrants and of the U.S. federal income tax consequences to a holder thereof. As discussed below, alternative treatments of the Certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income.

Tax Basis in the Securities and the Warrants

In order to determine your tax basis in the Securities and the Warrants, you should allocate the purchase price paid for your Certificates between your pro rata portion of the Securities and the Warrants, in proportion to the fair market values thereof. Your initial tax basis in a Security generally will equal the issue price of $8.19, and your initial tax basis in a Warrant will equal the option premium of $1.81.

Overview

Your tax treatment may differ significantly depending on whether you hold a Security and a Warrant together as a Certificate or whether you exchange your Certificate for your pro rata portion of the assets of the Trust and hold a Security or Warrant separately, without holding the other. In addition, your tax treatment will depend on the application of the straddle rules described in more detail under “— Taxation of Certificates — Straddle Rules.” Unless specified otherwise, the discussion below assumes that the straddle rules will apply to the Securities and the Warrants throughout the term of the Certificates. Furthermore, your tax treatment may depend on certain elections discussed in more detail below. In particular, it is important that you consider making the “mixed straddle” election described under “— Taxation of Certificates — Mixed Straddle Election.” Otherwise, you may be required to recognize gain on the Warrants, if any, on an annual basis. Unless otherwise specified, the discussion below assumes that the mixed straddle election and the identified straddle election described in more detail under “— Taxation of Certificates — Straddle Rules — Treatment of Losses; Identified Straddle Election,” below, will apply.

As discussed in more detail below, in general the tax treatment of your investment in the Securities and the Warrants will be as follows:

Any gain you realize with respect to the Certificates (such as at maturity or upon sale) will be short-term capital gain, unless you take the steps described in the next italicized paragraph below.

•	If you hold Certificates at maturity or if you sell all of your Certificates prior to maturity, you will recognize net capital gain or loss at maturity or upon sale, as applicable, equal to the difference between the amount of cash received and the amount you paid for the Certificates. Your capital gain or loss will be short-term gain or loss regardless of how long you have held the Certificates.

You will recognize long-term capital gain, if any, only if you exchange Certificates for a pro rata portion of the Warrants and Securities and dispose of either the Warrants or the Securities and continue to hold the other for more than one year. You should be aware, however, that if you hold only the Securities or only the Warrants, you will lose the benefit of principal protection at maturity.

•	If you dispose of the Warrants and continue to hold the Securities, you will recognize short-term capital gain on the disposition of the Warrants if the amount realized exceeds the option premium. You will have capital gain or loss on the subsequent sale or other taxable disposition of the Securities, which will be long-term gain or loss only if you continue to hold the Securities for more than one year after your disposition of the Warrants.

•	If you dispose of the Securities and continue to hold the Warrants, you will recognize short-term capital gain on disposition of the Securities if the amount realized exceeds the issue price. You will have capital gain or loss on the subsequent sale or other taxable disposition of the Warrants, which will be long-term gain or loss only if you continue to hold the Warrants for more than one year after your disposition of the Securities.

Taxation of Certificates

In General

Except where otherwise stated, the discussion below assumes that the mixed straddle election described under “— Taxation of Certificates — Mixed Straddle Election” will apply. Under that assumption, you will not be required to accrue income or to take into account any gain or loss with respect to the Certificates until maturity or disposition of the Certificates.

Maturity, Sale, Exchange or Other Taxable Disposition of Certificates

The maturity, sale or exchange of the Certificates will be treated as a taxable disposition of the Securities and of the Warrants. Accordingly, if you dispose of all of your Certificates, you generally will recognize net capital gain or loss equal to the difference between the amount realized and the amount you paid for the Certificates. As described below under “— Taxation of Certificates — Straddle Rules — Holding Period,” your capital gain or loss will be short-term gain or loss regardless of how long you have held the Certificates at the time of maturity or disposition. For discussion of the treatment of a partial sale or other taxable disposition of Certificates, see below under “— Taxation of Certificates — Straddle Rules — Treatment of Losses; Identified Straddle Election.”

Straddle Rules

In General.  As described above, the maturity, sale or exchange of all or part of your Certificates will be treated as a taxable disposition of the Securities and Warrants relating to those Certificates. In that event, you may realize gain on the Securities and a loss on the Warrants, or vice versa. As described below, special U.S. federal income tax “straddle” rules apply when taxpayers realize gains and losses from offsetting positions in actively traded personal property.

A Security and a Warrant will constitute a straddle at the issuance of the Certificates, because your risk of loss from holding the Security is substantially diminished at that time by your ownership of the Warrant. The remainder of this section “Certain United States Federal Income Tax Considerations” assumes that the Securities and the Warrants will be subject to the straddle rules throughout the term of the Certificates. As a result, special loss, holding period rules, and expense capitalization rules will apply to the Securities and the Warrants, as described immediately below. You should consult your own tax advisors if you own any other stocks or securities reflecting positions in the Underlying Basket or investment portfolios that include shares of any of the companies included in the indices comprising the Underlying Basket.

Treatment of Losses; Identified Straddle Election.  Under the general straddle rules, you would be permitted to take into account a loss recognized on a position in the straddle only to the extent the loss exceeds any unrecognized gain at the end of a taxable year with respect to any offsetting position in the straddle (which could be the Certificates, Securities or Warrants) retained by you. As a result, if you sold, exchanged or otherwise disposed of a part, but not all of your Certificates, you might be required to pay tax on taxable gain in excess of your economic gain on the Certificates that you sold.

This general loss deferral rule will not apply, however, if each Security and each Warrant is identified as positions comprising a separate “identified straddle” (an “identified straddle” election), in the manner described in more detail below. Under the identified straddle election, if you realize a loss on the disposition of a Warrant held as part of an identified straddle and a gain on the Security held as part of the same identified straddle (or vice versa), the loss on the first instrument will be added to the basis of the second instrument. As a result, upon a disposition of your Certificates, your net capital gain or loss from that disposition will be equal to the difference between the amount realized and the amount you paid for the sold Certificates.

In order to make an “identified straddle” election, the positions in the straddle must be clearly identified on the taxpayer’s records as an identified straddle before the close of the day on which the straddle is acquired, subject to regulations. The Trust will make an identified straddle election on behalf of all holders of the Certificates by identifying on its records each Security and each Warrant as a separate identified straddle before the close of the day on which the Securities and Warrants are acquired. It is unclear, however, whether the identified straddle election made by the Trust on behalf of a holder will be effective. Therefore, it is generally advisable that you also identify each Security and each Warrant as a separate identified straddle in your records no later than the close of the day on which you acquire the Certificates.

To make the election, you must identify the Securities and the Warrants as an “identified straddle” in your records no later than the close of the day on which you acquire the Certificates. The identified straddle election in its current form is new and certain aspects of its application are uncertain, including the manner in which an identified straddle election may be made. An identification statement is included in this offering document immediately following this section “Certain United States Federal Income Tax Considerations.” The identification statement may be sufficient to comply with the requirements for making an identified straddle election, if you keep the identification statement as part of your books and records. In addition, the broker through which you purchased your Certificates may provide a trade confirmation that identifies each Security and each Warrant as a separate identified straddle for purposes of the straddle rules and that provides that you agree to treat your positions in the Securities and the Warrants accordingly. In any case, you should keep the trade confirmation together with the identification statement as part of your books and records. You should consult your own tax advisors in determining how the identified straddle rules may apply to you. Except where otherwise stated, the remainder of this section “Certain United States Federal Income Tax Considerations” assumes that an identified straddle election will apply.

Holding Period.  Your holding period in any position that is part of a straddle (for example, the Securities) does not begin until after the date on which you dispose of all positions that offset that position (for example, the Warrants). Therefore, you will recognize short-term capital gain or loss on maturity or disposition of the Certificates regardless of how long you have held the Certificates.

Capitalization of Expenses.  You are required to capitalize any otherwise deductible interest or carrying charges incurred with respect to any position in a straddle by increasing your tax basis in the position, rather than deducting such amounts. The remainder of this section “Certain United States Federal Income Tax Considerations” assumes that you will not have any interest or carrying charges with respect to your Certificates.

Special Rules Applicable to Warrants

The Warrants may be subject to special rules applicable to “section 1256 contracts” that are described below if the Warrants are treated as “listed options.” If the Warrants are not treated as section 1256 contracts, you will not be required to take into account any gain or loss with respect to the Warrants until maturity or disposition of the Certificates or of the Warrants.

For purposes of the section 1256 rules, a “listed option” is defined as any option “which is traded on (or subject to the rules of) a qualified board or exchange.” The Warrants will not be listed on a qualified board or exchange, but the Certificates will be listed on the AMEX. No authority addresses the question of whether the Warrants will be considered subject to the rules of a qualified board or exchange under these circumstances. Accordingly, it is possible that the Warrants may be treated as “listed options” and therefore as “section 1256 contracts.” In that case, you would be subject to special timing and holding period rules, absent the “mixed straddle” election described below.

Under the rules applicable to section 1256 contracts, each Warrant that is part of a Certificate held by you at the close of your taxable year is deemed to be sold at the Warrant’s fair market value (the “mark-to-market rule”). You would recognize gain, if any, under the mark-to-market rule equal to the difference between the Warrant’s fair market value and your basis in the Warrant, which is equal to the option premium you paid to purchase the Warrant, adjusted for any gain or loss that you took into account in prior years under the mark-to-market rule. Any losses realized under the mark-to-market rule would be subject to deferral, however, under the straddle rules described above. Any gain or loss from the deemed mark-to-market sale would be required to be taken into account as 60% long-term capital gain or loss and 40% short-term capital gain or loss (the “60/40 rule”), regardless of your holding period for the Certificate. Similarly, any gain or loss realized on disposition of the Certificate or possibly on exchange of a Certificate for your pro rata share of the Securities and the Warrants would be subject to the 60/40 rule to the extent such gain or loss were allocable to the Warrant.

Mixed Straddle Election

As discussed above under “— Taxation of Certificates — Special Rules Applicable to Warrants,” the Warrants may be treated as section 1256 contracts. The Securities will not be treated as section 1256 contracts. A mixed straddle is any “straddle” in which at least one, but not all, of the positions, is a section 1256 contract. Accordingly, holding the Certificates may constitute a “mixed straddle” under the rules governing section 1256 contracts. If you hold a Certificate, generally it will be advisable for you to make a “mixed straddle” election with respect to the Certificate. If you make this election, the mark-to-market rule would not apply to the Warrants even if they were treated as listed options and subject to the section 1256 rules. Accordingly, you will not be required to take into account any gain or loss with respect to the Warrants until they mature or you dispose of either the Warrants or the Securities.

In order to make a “mixed straddle” election, the positions in the straddle must be clearly identified on the taxpayer’s records as a mixed straddle before the close of the day on which the straddle is acquired. In addition, the taxpayer must file IRS Form 6781. The Trust will make a “mixed straddle” election on behalf of all holders of the Certificates by identifying on its records the Securities and the Warrants as a mixed straddle before the close of the day on which the Securities and Warrants are acquired, and by filing IRS form 6781. It is unclear, however, whether the election made by the Trust on behalf of a holder will be effective. Therefore, it is generally advisable that you also make a “mixed straddle” election.

To make the election, you must check Box A on IRS Form 6781 (a copy of which is attached to this offering document as Exhibit A and also is available on the IRS website at http://www.irs.gov) and attach the Form to your tax return for the year in which you acquire the Certificates. You must also identify the Securities and the Warrants as a straddle in your records no later than the close of the day on which you acquire the Certificates. The rules do not address specifically how to satisfy the identification requirements of the mixed straddle election. An identification statement is included in this offering document immediately following this section “Certain United States Federal Income Tax Considerations.” The identification statement may be sufficient to comply with mixed straddle election requirements, if you keep the identification statement as part of your books and records. In addition, the broker through which you purchased your Certificates may provide a trade confirmation that identifies each Security and each Warrant as a mixed straddle for purposes of the section 1256 rules and that provides that you agree to treat your positions in the Securities and the Warrants accordingly. In any case, you should keep the trade confirmation together with the identification statement as part of your books and records. Except where otherwise stated, the remainder of this section “Certain United States Federal Income Tax Considerations” assumes that a mixed straddle election will apply.

You will not be able to make the mixed straddle election with respect to the Securities and the Warrants after the first year that you hold your Certificates. The mixed straddle election applies to the taxable year for which the election is made and all future taxable years, and may not be revoked without the consent of the IRS. You should consult your own tax advisors in determining whether to make a mixed straddle election in light of your particular tax circumstances and how to comply with the identification requirements of such election.

Exchange of Certificates for a Pro Rata Portion of Securities and Warrants

In General

If you exchange the Certificates for a pro rata portion of the Securities and Warrants, you generally will not recognize gain or loss on the exchange. In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

You will not be required to accrue income or to take into account any gain or loss with respect to the Securities until maturity or disposition of the Securities.

The Warrants will not be listed on an exchange and therefore will not be subject to the section 1256 rules. See discussion above under “— Taxation of Certificates — Special Rules Applicable to Warrants.” Accordingly, you also will not be required to accrue income or to take into account any gain or loss with respect to the Warrants until maturity or disposition of the Warrants.

Disposition of Securities or Warrants

If you hold the Securities and Warrants to maturity, or dispose of Securities and Warrants that have been identified as part of an identified straddle at the same time, you generally will be taxed as described under “— Taxation of Certificates — Maturity, Sale, Exchange or Other Taxable Disposition of Certificates.” As described therein, any gain or loss that you recognize would be short-term capital gain or loss.

If you dispose of a Warrant and continue to hold the Security identified as part of the same identified straddle, you will realize capital gain or loss equal to the difference between the amount realized on disposition of the Warrant and the option premium you paid for the Warrant. Gain, if any, will be taxable in the year of disposition, and will be treated as short-term capital gain. Loss, if any, will be capitalized into the basis of the Security and will not be deductible until you sell or otherwise dispose of the Security. On later disposition of the Security, including on maturity of the Security, you will recognize capital gain or loss equal to the difference between the amount realized on disposition and your adjusted basis for the Security, which will equal the issue price of the Security plus any loss from the Warrant that was capitalized as described in the previous sentence. Gain or loss from disposition of the Security will be long-term gain or loss if you have held the Security for more than one year after disposing of the Warrant, and otherwise will be short-term gain or loss. The deductibility of capital losses is subject to limitations.

If you dispose of a Security and continue to hold the Warrant identified as part of the same identified straddle, you will realize capital gain or loss equal to the difference between the amount realized on disposition of the Security and the issue price for the Security. Gain, if any, will be taxable in the year of disposition, and will be treated as short-term capital gain. Loss, if any, will be capitalized into the basis of the Warrant and will not be deductible until you sell or otherwise dispose of the Warrant. On later disposition of the Warrant, including on maturity of the Warrant, you will recognize capital gain or loss equal to the difference between the amount realized on disposition and your adjusted basis for the Warrant, which will equal the option premium you paid for the Warrant plus any loss from the Security that was capitalized as described in the previous sentence. Gain or loss from disposition of the Warrant will be long-term gain or loss if you have held the Warrant for more than one year after disposing of the Security, and otherwise will be short-term gain or loss.

You should be aware that if you dispose of either the Security or the Warrant and hold only the Security or only the Warrant, you will lose the benefit of principal protection at maturity.

Possible Alternative Characterization

Due to the absence of authority as to the proper characterization of the Securities and Warrants, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, however, because you will be entitled to cash in an amount equal to or greater than the purchase price paid for the Securities and the Warrants if you hold the Certificates until maturity, the IRS could seek to analyze the federal income tax treatment of a Security and a Warrant as a single debt instrument with a term to maturity equal to the term to maturity of the Certificates, subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Regulations”).

The Contingent Payment Regulations are complex. Very generally, if they applied to the Securities and the Warrants, you would be required to accrue original issue discount every year at a “comparable yield” for Citigroup Funding, determined at the time of issuance of the Certificates. This original issue discount would be includible as ordinary interest income in your gross income over the term of the Certificates, although you will receive no payments on the Certificates before maturity. In addition, any gain realized on the sale, exchange or redemption of the Certificates would be treated as ordinary income. Any loss realized on such sale, exchange or redemption would be treated as an ordinary loss to the extent of your original issue discount inclusions with respect to the Certificates. Any loss realized in excess of such amount generally would be treated as a capital loss.

The Contingent Payment Regulations apply only to debt instruments. As of the date on which the Certificates are issued for initial sale to the public, Citigroup Funding expects that, in general, investors in Certificates will be able to exercise their legal right to exchange their Certificates for a pro rata portion of the Warrants and Securities and to dispose of one separately from the other, without significant impediment. Moreover, investors who wish to obtain long-term capital gain treatment on maturity or disposition of the Securities will have an economic incentive to exchange their Certificates for a pro rata portion of the Warrants and Securities and dispose of the Warrants more than one year prior to maturity of Securities. Accordingly, Citigroup Funding believes that the Securities and the Warrants underlying the Certificates should be treated not as a single debt instrument, but as two separate financial instruments, as described above. No assurance can be provided that the IRS will agree with this position.

In addition, in an attempt to address issues with respect to the character and timing of income on financial instruments similar to the Securities, the IRS and U.S. Treasury Department recently issued a notice (the “Notice”) that requests public comments on a comprehensive list of tax policy issues raised by prepaid forward contracts, which include financial instruments similar to the Certificates and the Securities. The Notice contemplates that such instruments may become subject to taxation on a current accrual basis under one or more possible approaches, including mark-to-market methodology; a regime similar to the Contingent Payment Regulations; categorization of prepaid forward contracts as debt; and treatment of prepaid forward contracts as “constructive ownership” transactions discussed below. The Notice also contemplates that all (or significant portions) of an investor’s returns under prepaid forward contracts could be taxed at ordinary income rates (as opposed to capital gains rates). It is currently impossible to predict what guidance, if any, will be issued as a result of the Notice, and whether any such guidance could have retroactive effect. In addition, legislation recently has been introduced for consideration in the United States Congress that, if enacted into law, would require current accrual of interest income on prepaid derivative contracts with a term of more than one year (which would include financial instruments similar to the Securities and may include financial instruments similar to the Certificates) acquired after the date of the legislation’s enactment. The legislation also would implement special income accrual rules for publicly traded prepaid derivative contracts. The schedule for consideration of this legislation and the outcome of the legislative process currently is uncertain.

Tax Shelter Reporting Rules

Treasury regulations require that a taxpayer report to the IRS transactions in which the taxpayer has sustained losses equal to or in excess of certain thresholds. This requirement is subject to a number of exceptions intended to eliminate many ordinary course transactions where taxpayers cannot manipulate the timing of losses. However, because you will hold the Securities and the Warrants in the form of a certificate in a trust and because the Securities and the Warrants constitute a straddle, the exceptions will not apply to losses on your investment in the Certificates or losses from the Securities or the Warrants. Accordingly, you generally will be required to report to the IRS any loss arising from your investment in the Certificates that equals or exceeds the loss threshold amount applicable to you. The loss threshold amounts are, in general, $2 million in any taxable year for an individual, partnership, S corporation, estate or trust, and $10 million in any taxable year for a corporation or a partnership with solely corporate investors. If you realize a loss from your investment in Certificates in more than one year, you may be required to combine those losses for reporting purposes, although the loss threshold amounts generally will be higher. You should consult your own tax advisors in determining whether the tax shelter reporting requirements apply to your transactions in the Securities and the Warrants and how to comply with such requirements.

Non-United States Holders

If you are a holder of the Certificates that is not a U.S. Holder, any gain realized upon the sale, maturity, exchange or other taxable disposition of the Certificates, the Securities, or the Warrants generally will not be subject to U.S. income and withholding tax, provided that:

(i)	you do not own, actively or constructively, 10% or more of the total combined voting power of all classes of the Citigroup Funding’s stock entitled to vote, and are not a controlled foreign corporation related, directly or indirectly, to Citigroup Funding through stock ownership;

(ii)	you, as the beneficial owner of the Certificate certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements; and

(iii)	if you are an individual, you are not present in the United States for 183 days or more in the taxable year that contains the day of the disposition or if the gain is not attributable to a fixed place of business maintained by you in the United States.

In the Notice discussed above under Possible Alternative Characterization, the IRS and U.S. Treasury Department specifically question whether, and to what degree, payments (or deemed accruals) in respect of a prepaid forward contract should be subject to withholding. Accordingly, it is possible that future guidance could be issued as a result of the Notice requiring us to withhold on payments made to non-U.S. Holders under the Certificates or the Securities.

Prospective investors that are not U.S. Holders should consult their own tax advisors in determining the tax consequences to them of an investment in the Certificates, including the application of U.S. federal, state, local, foreign or other tax laws, and the possible effects of changes in federal or other tax laws.

Estate Tax

If you are an individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty benefit, the Certificates, the Securities or the Warrants may be treated as U.S. situs property for U.S. federal estate tax purposes. You are urged to consult your own tax advisors regarding the U.S. federal estate tax consequences of investing in the Certificates.

Information Reporting and Backup Withholding

If you are a U.S. Holder, you may be subject to information reporting and to backup withholding on certain amounts paid to you unless you (i) are a corporation or come within certain other exempt categories and demonstrate this fact, or (ii) provide a correct taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. The amount of any backup withholding will be allowed as a credit against your federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS. If you are not a U.S. person, you generally will not be subject to backup withholding and information reporting with respect to the Certificates if you have provided Citigroup Funding with a properly completed IRS Form W-8BEN described above and we do not have actual knowledge or reason to know that you are a U.S. person. In addition, if you are a holder that is not subject to information reporting, you generally may request from the broker that holds your Certificates information separately identifying income items and expense items (if any) of the Trust.

Identification of Positions Forming a Straddle for Purposes of
Sections 1256(d) and 1092(a)(2) of the Internal Revenue Code.
(Keep with your trade confirmation)

Pursuant to Internal Revenue Code Sections 1092 and 1256, I hereby identify each Security and each Warrant purchased as part of Safety First Trust Series 2008-3 Principal-Protected Trust Certificates Linked to the Global Index Basket Due September 12, 2013 (the “Certificates”) as positions comprising a separate identified straddle within the meaning of Section 1092(a)(2) and, if a Warrant otherwise would constitute a “Section 1256 contract,” as positions comprising a mixed straddle within the meaning of Section 1256(d). This identification incorporates by reference the description of the Securities and the Warrants set forth in the prospectus and pricing supplement dated August 25, 2008 for the Certificates under the headings “Description of the Equity Index Participation Securities” and “Description of the Equity Index Warrants.” The Securities and the Warrants were acquired on the date shown on the trade confirmation attached hereto.

UNDERWRITING

The terms and conditions stated in the terms agreement dated August 25, 2008, which incorporates by reference the underwriting agreement basic provisions dated July 19, 2006, govern the sale and purchase of the Certificates. The terms agreement and the underwriting agreement basic provisions are referred to together as the underwriting agreement. Citigroup Global Markets, as underwriter, has agreed to purchase from the Trust, and the Trust has agreed to sell to Citigroup Global Markets, Certificates.

The underwriting agreement provides that the obligation of Citigroup Global Markets to purchase the Certificates included in this offering is subject to approval of certain legal matters by counsel and to other conditions. Citigroup Global Markets is obligated to purchase all of the Certificates if it purchases any Certificates.

In view of the fact that the proceeds of the sale of the Certificates ultimately will be used by the Trust to purchase the Securities and the Warrants, the underwriting agreement provides that Citigroup Funding will pay to Citigroup Global Markets an underwriting discount of $0.325 per Certificate for the account of Citigroup Global Markets. Citigroup Global Markets proposes to offer some of the Certificates directly to the public at the public offering price set forth on the cover page of this offering document and some of the Certificates to certain dealers, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, broker-dealers affiliated with Citigroup Global Markets, at the public offering price less a concession of $0.300 per Certificate. Citigroup Global Markets may allow, and these dealers may reallow, a concession of $0.300 per Certificate on sales to certain other dealers. Financial Advisors employed by Smith Barney, a division of Citigroup Global Markets, will receive a fixed sales commission of $0.300 per Certificate for each Certificate they sell. If all of the Certificates are not sold at the initial offering price, Citigroup Global Markets may change the public offering price and other selling terms.

The underwriting agreement provides that the Trust, Citigroup Funding and Citigroup Inc. will indemnify Citigroup Global Markets against certain liabilities, including liabilities under the Securities Act of 1933, and will make certain contributions in respect thereof, or will contribute to payments that Citigroup Global Markets may be required to make in respect of any of those liabilities and will reimburse Citigroup Global Markets for certain legal and other expenses.

Prior to this offering, there has been no public market for the Certificates. Consequently, the initial public offering price for the Certificates was determined by negotiations among the Trust and Citigroup Global Markets. There can be no assurance, however, that the prices at which the Certificates will sell in the public market after this offering will not be lower than the price at which they are sold by Citigroup Global Markets or that an active trading market in the Certificates will develop and continue after this offering.

The Certificates have been approved for listing on the American Stock Exchange under the symbol “AHB,” subject to official notice of issuance.

In connection with the offering, Citigroup Global Markets, as the underwriter, may purchase and sell the Certificates, the Securities, the Warrants and the stocks included in the indices comprising the Global Index Basket in the open market. These transactions may include covering transactions. Covering transactions involve purchases of the Certificates, the Securities or the Warrants in the open market after the distribution has been completed to cover short positions. These activities may have the effect of preventing or retarding a decline in the market price of the Certificates, the Securities or the Warrants. They may also cause the price of the Certificates, the Securities or the Warrants to be higher than the price that otherwise would exist in the open market in the absence of these transactions. Citigroup Global Markets may conduct these transactions in the over-the-counter market or otherwise. If Citigroup Global Markets commences any of these transactions, it may discontinue them at any time.

In order to hedge its obligations under the Securities and the Warrants, Citigroup Funding expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. See “Use of Proceeds and Hedging Activities,” “Risk Factors — Risks Generally Relating to the Certificates, Securities and Warrants — The Market Value of the Certificates, Securities and Warrants May Be Affected by Purchases and Sales of the Stocks Included in the Indices Comprising the Global Index Basket or Related Derivative Instruments by Affiliates of Citigroup Funding” and “— Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” in this offering document.

We estimate that our total expenses for this offering will be $215,000.

Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering will conform with the requirements set forth in Rule 2810 of the NASD Conduct Rules adopted by the Financial Industry Regulatory Authority regarding direct participation programs. Citigroup Global Markets may not confirm sales to any discretionary account without the prior specific written approval of a customer.

This offering document may also be used by Citigroup Funding’s broker-dealer affiliates in connection with offers and sales of the Certificates (subject to obtaining any necessary approval of the American Stock Exchange for any of these offers and sales), the Securities and the Warrants in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these affiliates may act as principal or agent in these transactions. None of these affiliates is obligated to make a market in the Certificates, the Securities and the Warrants and any may discontinue any market-making at any time without notice, at its sole discretion.

WARNING TO INVESTORS IN HONG KONG ONLY:  The contents of this offering document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this offering document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to the Certificates, the Securities or the Warrants, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates, Securities or Warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY:  This offering document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this offering document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates, the Securities or the Warrants may be circulated or distributed, nor may the Certificates, the Securities or the Warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased Certificates, Securities or Warrants, namely a person who is:

(a)	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b)	a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor,

should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the Certificates, the Securities or the Warrants under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i)	the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii)	no consideration is or will be given for the transfer; or

(iii)	the transfer is by operation of law.

ERISA MATTERS

Each purchaser of the Certificates, the Securities or the Warrants or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the Certificates, the Securities or the Warrants through and including the date of disposition of such Certificates, Securities or Warrants that either:

(a)	it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, (ii) an entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of C.F.R. 2510.3-101 or otherwise, (iii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) (for example, individual retirement accounts, individual retirement annuities or Keogh plans), or (iv) a government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (such law, provisions and Section, collectively, a “Prohibited Transaction Provision” and (i), (ii), (iii) and (iv), collectively, “Plans”); or

(b)	if it is a Plan, either (A)(i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan’s assets used to purchase the Certificates, the Securities or the Warrants or renders investment advice with respect to those assets, and (ii) the Plan is paying no more than adequate consideration for the Certificates, the Securities or the Warrants or (B) its acquisition and holding of the Certificates, Securities or the Warrants is not prohibited by a Prohibited Transaction Provision or is exempt therefrom.

The above representations and warranties are in lieu of the representations and warranties described in the section “ERISA Matters” in the accompanying prospectus supplement relating to the Securities and the Warrants. Please also refer to the section “ERISA Matters” in the accompanying prospectus relating to the Securities and the Warrants.

LEGAL MATTERS

The validity of the Certificates and certain matters relating thereto will be passed upon for the Trust by Dorsey & Whitney LLP, as special Delaware counsel. Certain legal matters will be passed upon for the underwriter by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has also acted as special tax counsel to Citigroup Funding and Citigroup Inc. in connection with the Certificates and Citigroup Inc.’s guarantee. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup Inc. and certain of its subsidiaries, including Citigroup Funding, and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP on the consolidated financial statements refers to changes in 2007 in Citigroup Inc.’s methods of accounting for fair value measurements, the fair value option for financial assets and financial liabilities, uncertainty in income taxes and cash flows relating to income taxes generated by a leverage lease transaction, and in 2006, in Citigroup Inc.’s methods of accounting for defined benefit pensions and other postretirement benefits, stock-based compensation, certain hybrid financial instruments and servicing of financial assets, and in 2005, in Citigroup Inc.’s methods of accounting for conditional asset retirement obligations associated with operating leases.

EXHIBIT A

6781Form Department of the Treasury Internal Revenue Service Gains and Losses From Section 1256 Contracts and Straddles © Attach to your tax return. OMB No. 1545-0644 Attachment Sequence No. 82 2007 Name(s) shown on tax return (text) Identifying number (text) Check all applicable boxes (see instructions). A Mixed straddle election C Mixed straddle account election (checkbox) Unchecked B Straddle-by-straddle identification election D (checkbox) Unchecked (checkbox) Unchecked (checkbox) Unchecked Net section 1256 contracts loss election (b) (Loss)(a) Identification of account 1 Add the amounts on line 1 in columns (b) and (c)2 4 5 Form 1099-B adjustments. See instructions and attach schedule Combine lines 3 and 4 If you have a net section 1256 contracts loss and checked box D above, enter the amount of loss to be carried back. Enter the loss as a positive number 6 7 Combine lines 5 and 6 Short-term capital gain or (loss). Multiply line 7 by 40% (.40). Enter here and include on the appropriate line of Schedule D (see instructions) 8 Long-term capital gain or (loss). Multiply line 7 by 60% (.60). Enter here and include on the appropriate line of Schedule D (see instructions) 9 Part I Part II (c) Gain Note: If line 5 shows a net gain, skip line 6 and enter the gain on line 7. Partnerships and S corporations, see instructions. 3 4 5 6 7 8 9 3 Net gain or (loss). Combine line 2, columns (b) and (c) 2 ( ) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) Section 1256 Contracts Marked to Market Gains and Losses From Straddles. Attach a separate schedule listing each straddle and its components. Section A—Losses From Straddles (a) Description of property (b) Date entered into or acquired (c) Date closed out or sold (d) Gross sales price (e) Cost or other basis plus expense of sale (f) Loss. If column (e) is more than (d), enter difference. Otherwise, enter -0( g) Unrecognized gain on offsetting positions (h) Recognized loss. If column (f) is more than (g), enter difference. Otherwise, enter -010 (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) 11a Enter the short-term portion of losses from line 10, column (h), here and include on the appropriate line of Schedule D (see instructions) 11a ( (text) ) (text) Enter the long-term portion of losses from line 10, column (h), here and include on the appropriate line of Schedule D (see instructions) b 11b ( (text) ) (text) Section B—Gains From Straddles (f) Gain. If column (d) is more than (e), enter difference. Otherwise, enter -0- 12 Enter the short-term portion of gains from line 12, column (f), here and include on the appropriate line of Schedule D (see instructions) 13a b Enter the long-term portion of gains from line 12, column (f), here and include on the appropriate line of Schedule D (see instructions) (e) Unrecognized gain. If column (c) is more than (d), enter difference. Otherwise, enter -0- (d) Cost or other basis as adjusted (c) Fair market value on last business day of tax year 14 Part III (e) Cost or other basis plus expense of sale (c) Date closed out or sold (b) Date entered into or acquired (d) Gross sales price(a) Description of property (a) Description of property (b) Date acquired 13a 13b (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (text) (te xt) (text) (text) (text) (text) (text) (text) (text) Unrecognized Gains From Positions Held on Last Day of Tax Year. Memo Entry Only (see instructions) For Paperwork Reduction Act Notice, see page 4. Cat. No. 13715G Form 6781 (2007)

Ex. A

Form 6781 (2007) Page 2 General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Purpose of Form Use Form 6781 to report: c Any gain or loss on section 1256 contracts under the mark-to-market rules, and c Gains and losses under section 1092 from straddle positions. For details on section 1256 contracts and straddles, see Pub. 550, Investment Income and Expenses. Section 1256 Contract A section 1256 contract is any: c Regulated futures contract, c Foreign currency contract, c Nonequity option, c Dealer equity option, or . Dealer securities futures contract. For definitions of these terms and more details, see section 1256(g) and Pub. 550. Special rules apply to certain foreign currency contracts. See section 988 and Regulations sections 1.988-1(a)(7) and 1.988-3. If an election is made under section 988(a)(1)(B) or 988(c)(1)(D), attach to your return a list of the contracts covered by the election(s). On the attachment, show the net gain or loss reported from those contracts and identify where the gain or loss is reported on the return. If an election is made under section 988(a)(1)(B), report on Form 6781 the gains and losses from section 1256 contracts that are also section 988 transactions. Options and commodities dealers must take any gain or loss from the trading of section 1256 contracts into account in figuring net earnings subject to self-employment tax. See section 1402(i). Mark-To-Market Rules Under these rules, each section 1256 contract held at year end is treated as if it were sold at fair market value (FMV) on the last business day of the tax year. The wash-sale rules do not apply. Gains or losses on section 1256 contracts open at the end of the year, or terminated during the year, are treated as 60% long term and 40% short term, regardless of how long the contracts were held. Straddle A straddle means offsetting positions with respect to personal property of a type that is actively traded. Offsetting Positions If there is a substantial decrease in risk of loss to a taxpayer holding a position because that taxpayer or a related party also holds one or more other positions, then those positions are offsetting and may be part of a straddle. However, if an identified straddle is properly established, other positions held by the taxpayer will not be treated as offsetting with respect to any position which is part of the identified straddle. Box A. Mixed Straddle Election Under section 1256(d), you can elect to have the mark-to-market rules not apply to section 1256 contracts that are part of a mixed straddle. A mixed straddle is any straddle in which at least one but not all of the positions is a section 1256 contract. On the day the first section 1256 contract forming part of the straddle is acquired, each position forming part of the straddle must be clearly identified as being part of such straddle. If you make this election, it will apply for all later years and cannot be revoked without IRS consent. If you are making or have previously made this election, check box A and report the section 1256 component in Part II instead of Part I. Box B. Straddle-By-Straddle Identification Election Make this election for mixed straddles according to Temporary Regulations section 1.1092(b)-3T(d) by clearly identifying each position by the earlier of (a) the close of the day the identified mixed straddle is established or (b) the time the position is disposed of. No straddle-by-straddle identification election may be made for any straddle for which a mixed straddle election was made or if one or more positions are includible in a mixed straddle account. If you are making or have previously made this election, check box B. If the net gain or loss is attributable to a net non-section 1256 position, then the net gain or loss is treated as a short-term capital gain or loss. Enter it directly on Schedule D and identify the election. If the net gain or loss is attributable to a section 1256 position, enter the gain or loss in Part I of Form 6781 and identify the election. Box C. Mixed Straddle Account Election Make this election according to Temporary Regulations section 1.1092(b)-4T(f) to establish one or more mixed straddle accounts for 2008, by the due date (without extensions) of your 2007 tax return. To make this election, check box C and attach to your return (or your request for an extension of time to file) the statement required by the regulations. Report the annual account net gain or loss from a mixed straddle account in Part II and identify the election. See Temporary Regulations section 1.1092(b)-4T(c)(4) for limits on the total annual account net gain or loss. Note. If you did not make any of the above elections and you have a loss on the section 1256 component, use Part II to reduce the loss by any unrecognized gain on the non-section 1256 component before making an entry in Part I. You also must reduce the loss from any section 1256 component of a straddle that would be a mixed straddle if the positions had been properly identified as such. Box D. Net Section 1256 Contracts Loss Election If you have a net section 1256 contracts loss for 2007, you can elect to carry it back 3 years. Corporations, partnerships, estates, and trusts are not eligible to make this election. Your net section 1256 contracts loss is the smaller of: c The excess of your losses from section 1256 contracts over the total of (a) your gains from section 1256 contracts plus (b) $3,000 ($1,500 if married filing separately), or c The total you would figure as your short-term and long-term capital loss carryovers to 2008 if line 6 of Form 6781 were zero. Use a separate Schedule D (Form 1040) and Capital Loss Carryover Worksheet (in Pub. 550) to figure this amount. The amount you can carry back to any prior year is limited to the smaller of: c The gain, if any, that you would report on line 16 of Schedule D for that carryback year if only gains and losses from section 1256 contracts were taken into account, or c The gain, if any, reported on line 16 of Schedule D for that carryback year. The amounts just described are figured prior to any carryback from the loss year. Also, the carryback is allowed only to the extent it does not increase or produce a net operating loss for the carryback year. The loss is carried to the earliest year first. Make the election by checking box D and entering the amount to be carried back on line 6. To carry your loss back, file Form 1045, Application for Tentative Refund, or an amended return. Attach an amended Form 6781 and an amended Schedule D for the applicable years.

Ex. A-2

Form 6781 (2007) Page 3 On the amended Forms 6781 for the years to which the loss is carried back, report the carryback on line 1 of that year’s amended Form 6781. Enter “Net section 1256 contracts loss carried back from” and the tax year in column (a), and enter the amount of the loss carried back in column (b). Specific Instructions Part I Line 1 Include on line 1 all gains and losses from section 1256 contracts open at the end of your tax year or closed out during the year. If you received a Form 1099-B, Proceeds From Broker and Barter Exchange Transactions, or equivalent statement, include on line 1 the amount from box 11 of each form. In column (a), write “Form 1099-B” and the broker’s name. List separately each transaction for which you did not receive a Form 1099-B or equivalent statement, or received a Form 1099-B that is not for your tax year. If you are completing an amended 2007 Form 6781 to carry back a net section 1256 contracts loss from 2008 or a later year, report the carryback on line 1. Enter “Net section 1256 contracts loss carried back from” and the tax year in column (a), and enter the amount of the loss carried back to 2007 in column (b). See the instructions for Box D for details. Line 4 If the Form 1099-B you received includes a straddle or hedging transaction (as defined in section 1256(e)(2)), you may need to make certain adjustments listed below. Attach a schedule listing each of these adjustments and enter the total(s) on line 4. c The regulated futures part of a mixed straddle, if you made any of the mixed straddle elections. c The amount of the loss, if you did not make any of the mixed straddle elections or the straddle was not identified as a mixed straddle and you had a loss on the regulated futures part that was less than the unrecognized gain on the nonregulated futures part. If the unrecognized gain is less than the loss, enter the unrecognized gain. Use Part I for a loss on the disposition of one or more positions that are part of a mixed straddle and that are non-section 1256 positions if no disposition of a non-section 1256 position in the straddle would be a long-term capital gain or loss, and the disposition of one or more section 1256 positions in the straddle would be a capital gain or loss. c The regulated futures part of a hedging transaction. The gain or loss on a hedging transaction is treated as ordinary income or loss. See Pub. 550 for details. Line 5 Partnerships enter the amount from line 5 on Form 1065, Schedule K, line 11. Electing large partnerships enter the amount from line 5 on Form 1065-B, Part II, line 5. S corporations enter the amount from line 5 on Form 1120S, Schedule K, line 10. Lines 6 through 9 in Part I of Form 6781 do not apply to partnerships or S corporations and are left blank. Line 6 See the instructions for Box D. Line 8 Include this amount on Schedule D (Form 1040), line 4; or on Schedule D (Form 1041), line 2; or enter it as a short-term capital gain or (loss) on the Schedule D for your return, and enter “Form 6781, Part I” in column (a) of that Schedule D. Line 9 Include this amount on Schedule D (Form 1040), line 11; or on Schedule D (Form 1041), line 7; or enter it as a long-term capital gain or (loss) on the Schedule D for your return, and enter “Form 6781, Part I” in column (a) of that Schedule D. Part II Use Section A for losses from positions that are part of a straddle. Generally, a loss is allowed to the extent it exceeds the unrecognized gain on offsetting positions. The part of the loss not allowed is treated as if incurred in the following year and is allowed to the same extent. However, a loss from an identified position established in an identified straddle after October 21, 2004, is no t allowed. Instead, the basis of any offsetting position(s) in the identified straddle that has unrecognized gain is increased by the amount of the unallowed loss. Use Section B for gains from positions that are part of a straddle. Do not include in Part II a disposition of any of the following. c A position that is part of a hedging transaction. c A loss position included in an identified straddle established before October 22, 2004, unless you disposed of all of the positions making up the straddle. c A loss position included in an identified straddle established after October 21, 2004. c A position that is part of a straddle if all of the positions of the straddle are section 1256 contracts. Column (a) Enter the property and delivery date, and indicate whether the property is a long or short position. Column (d) For positions closed out or sold, enter the closing price or sales price. Column (e) For positions closed out or sold, enter the cost or other basis plus commissions paid. Include nondeductible interest and carrying charges allocable to personal property that is part of a straddle. If any part of an unallowed loss from an offsetting position established in an identified straddle after October 21, 2004, increased your basis in the position, also include that amount. See Pub. 550 for details. Line 10, Column (f) Include in this column any loss not allowed in the prior year to the extent of the unrecognized gain. Line 10, Column (g) Enter the unrecognized gain on positions offsetting those in columns (a) through (f). Figure the amount to enter in this column by subtracting the cost or other basis of the offsetting position from the settlement price of that position as of the close of the last business day of your 2007 tax year. Lines 11 and 13 Separate recognized gains and losses into short-term and long-term. Attach a separate schedule. For information about holding periods for straddle positions, see Pub. 550 and Temporary Regulations section 1.1092(b)-2T. Attach separate schedules for (a) section 988 contracts that are part of a mixed straddle and (b) any gain on the disposition or other termination of any position held as part of a conversion transaction (as defined in section 1258(c)). Identify the net gain or loss and report it on Form 4797, line 10. Line 11a Include this amount on Schedule D (Form 1040), line 4; or on Schedule D (Form 1041), line 2; or enter it as a short-term capital loss on the Schedule D for your return, and enter “Form 6781, Part II” in column (a) of that Schedule D.

Ex. A-3

Form 6781 (2007) Page 4 Line 11b Include this amount on Schedule D (Form 1040), line 11; or on Schedule D (Form 1041), line 7; or enter it as a long-term capital loss on the Schedule D for your return, and enter “Form 6781, Part II” in column (a) of that Schedule D. Line 13a Include this amount on Schedule D (Form 1040), line 4; or on Schedule D (Form 1041), line 2; or enter it as a short-term capital gain on the Schedule D for your return, and enter “Form 6781, Part II” in column (a) of that Schedule D. Line 13b Include this amount on Schedule D (Form 1040), line 11; or on Schedule D (Form 1041), line 7; or enter it as a long-term capital gain on the Schedule D for your return and enter “Form 6781, Part II” in column (a) of that Schedule D. Collectibles gain or (loss). A collectibles gain or (loss) is any long-term gain or deductible long-term loss from the sale or exchange of a collectible that is a capital asset. Collectibles include works of art, rugs, antiques, metals (such as gold, silver, and platinum bullion), gems, stamps, coins, alcoholic beverages, and certain other tangible property. If any of the gain or loss you reported in Part II is a collectibles gain or (loss) and you are filing Form 1040 or Form 1041, follow the instructions below for the form you file. Form 1040. If you checked “Yes” on line 17 of Schedule D (Form 1040), include the collectibles gain or (loss) from Part II on line 3 of the 28% Rate Gain Worksheet in the Instructions for Schedule D (Form 1040). Form 1041. If you must complete the 28% Rate Gain Worksheet in the Instructions for Form 1041 and Schedules A, B, D, G, I, J, and K-1, include the collectibles gain or (loss) from Part II on line 3 of that worksheet. Part III Complete Part III by listing each position (whether or not part of a straddle) that you held at the end of the tax year (including any position you are treated as holding because it is held by a related party) if the FMV of the position at such time exceeds your cost or other basis as adjusted. Do not include positions that are part of an identified straddle or hedging transaction, property that is stock in trade or inventory, or property subject to depreciation used in a trade or business. Do not complete Part III if you do not have a recognized loss on any position (including regulated futures contracts). Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to give us the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax. You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103. The time needed to complete and file this form will vary depending on individual circumstances. The estimated burden for individual taxpayers filing this form is approved under OMB control number 1545-0074 and is included in the estimates shown in the instructions for their individual income tax return. The estimated burden for all other taxpayers who file this form is shown below. Recordkeeping 10 hr., 31 min. Learning about the law or the form 1 hr., 57 min. Preparing the form 3 hr., 9 min. Copying, assembling, and sending the form to the IRS 16 min. If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. See the instructions for the tax return with which this form is filed. Printed on recycled paper

Ex. A-4

You should rely only on the information contained or incorporated by reference in this prospectus and pricing supplement and accompanying prospectus supplements and base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus and pricing supplement is accurate as of any date other than the date on the cover of this prospectus and pricing supplement.

TABLE OF CONTENTS

Page

Prospectus and Pricing Supplement
Summary Information — Q&A	2
Risk Factors	12
Available Information	21
Forward-Looking Statements	22
Citigroup Inc.	22
Citigroup Funding Inc.	23
Use of Proceeds and Hedging Activities	24
Safety First Trust Series 2008-3	25
Description of the Certificates	27
Description of the Equity Index Participation Securities	41
Description of the Equity Index Warrants	44
Description of the Certificate Guarantee	48
Description of the Global Index Basket	50
Description of the S&P 500® Index	52
Description of the Dow Jones EURO STOXX 50® Index	56
Description of the S&P BRIC 40® Index	60
Certain United States Federal Income Tax Considerations	64
Underwriting	74
ERISA Matters	76
Legal Matters	76
Experts	76
Form 6781	Ex. A

Medium-Term Notes Prospectus Supplement
Risk Factors	S-3
Important Currency Information	S-6
Description of the Notes	S-7
Certain United States Federal Income Tax Considerations	S-33
Plan of Distribution	S-40
ERISA Matters	S-41

Index Warrant Prospectus Supplement
Risk Factors	S-3
Important Currency Information	S-6
Description of the Index Warrants	S-7
Certain United States Federal Income Tax Considerations	S-16
Plan of Distribution	S-18
ERISA Matters	S-19

Prospectus
Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Funding Inc.	6
Use of Proceeds and Hedging	7
European Monetary Union	8
Description of Debt Securities	8
Description of Index Warrants	21
Description of Debt Security and Index Warrant Units	24
Limitations on Issuances in Bearer Form	25
Plan of Distribution	26
ERISA Matters	29
Legal Matters	29
Experts	29

Safety First Trust
Series 2008-3

2,154,000

Principal-Protected
Trust Certificates

Linked to the
Global Index Basket
Due September 12, 2013
$10.00 per Certificate

Any Payments Due from
Safety First Trust Series 2008-3
Guaranteed by Citigroup Funding Inc.

Any Payments Due from
Citigroup Funding Inc.
Guaranteed by Citigroup Inc.

PROSPECTUS
August 25, 2008

Pricing Supplement
August 25, 2008
(Including Medium-Term Notes,
Series D, Prospectus Supplement
Dated April 13, 2006,
Index Warrants,
Series W-A, Prospectus Supplement
Dated November 22, 2006
and Prospectus
Dated March 10, 2006)